                                                                    Exhibit 10.1

COMPOSITE AND CONFORMED COPY

(Signature pages reflect bank
group as of April 19, 2000)



                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                  dated as of

                                March 17, 2000

                                     among

                               CROWN PAPER CO.,

                      as debtor and debtor-in-possession,

                           THE LENDERS PARTY HERETO,

                      THE LC ISSUING BANKS PARTY HERETO,

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Administrative Agent

                                      and

                           THE CHASE MANHATTAN BANK,
                             as Syndication Agent



                    As Amended by Pre-Syndication Amendment

                         and by Amendments No. 1 & 2.

                               TABLE OF CONTENTS

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                                           Article 1 Definitions
Section 1.01.  Defined Terms                                                                              2
Section 1.02.  Accounting Terms and Determinations                                                       29
Section 1.03.  Other Definitional Provisions                                                             29
Section 1.04.  Types of Loans and Borrowings                                                             29

                                      Article 2 The Credit Facilities
Section 2.01.  Commitments to Lend                                                                       29
Section 2.02.  Method of Borrowing                                                                       30
Section 2.03.  Notice to Lenders; Funding of Loans                                                       31
Section 2.04.  Interest Rates; Default Rates                                                             32
Section 2.05.  Method of Electing Interest Rates                                                         33
Section 2.06.  Letters of Credit                                                                         35
Section 2.07.  Fees                                                                                      43
Section 2.08.  Final Maturity of Loans                                                                   43
Section 2.09.  Unscheduled Mandatory Prepayments of Loans; Reduction of Commitments                      43
Section 2.10.  Optional Prepayments                                                                      45
Section 2.11.  Termination or Reduction of Commitments                                                   46
Section 2.12.  General Provisions as to Payments                                                         46
Section 2.13.  Funding Losses                                                                            47
Section 2.14.  Computation of Interest and Fees                                                          47
Section 2.15.  Release of Security Interests in Assets Being Sold                                        48
Section 2.16.  Superpriority Nature of Obligations                                                       48
Section 2.17.  Joint and Several Liability                                                               50
Section 2.18.  Defaulting Lenders                                                                        50
Section 2.19.  Removal or Replacement of a Lender                                                        52
Section 2.20.  Regulation D Compensation                                                                 52

                                            Article 3 Conditions
Section 3.01.  Effectiveness of this Agreement; Closing                                                  53
Section 3.02.  Credit Events                                                                             57

                                  Article 4 Representations and Warranties
Section 4.01.  Corporate Existence and Power                                                             60
Section 4.02.  Corporate and Governmental Authorization, No Contravention                                60
Section 4.03.  Binding Effect                                                                            60
Section 4.04.  Security Interests                                                                        60
Section 4.05.  Financial Information                                                                     61
Section 4.06.  Litigation                                                                                61

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Section 4.07.  Compliance with ERISA                                                                     61
Section 4.08.  Taxes                                                                                     61
Section 4.09.  Compliance with Laws                                                                      62
Section 4.10.  No Regulatory Restrictions on Borrowing                                                   62
Section 4.11.  Environmental Matters                                                                     62
Section 4.12.  Full Disclosure                                                                           62
Section 4.13.  Information as to Equity Interests and Instruments Owned by Crown Companies               63
Section 4.14.  Representations in Other Financing Documents                                              63
Section 4.15.  Margin Stock                                                                              63
Section 4.16.  Representations Concerning Cash Management System                                         63
Section 4.17.  Pre-Petition Indebtedness; Existing Liens                                                 63
Section 4.18.  Chapter 11 Cases                                                                          63
Section 4.19.  Cash Plan                                                                                 64
Section 4.20.  Collateral Information for Interim Borrowing                                              64

                                      Article 5 Affirmative Covenants
Section 5.01.  Information                                                                               64
Section 5.02.  Maintenance of Property                                                                   69
Section 5.03.  Insurance                                                                                 69
Section 5.04.  Compliance with Law                                                                       69
Section 5.05.  Maintenance of Existence, Rights, Etc                                                     70
Section 5.06.  Use of Proceeds and Letters of Credit                                                     70
Section 5.07.  Assets to Be Added to Collateral                                                          70
Section 5.08.  Casualty Events                                                                           73
Section 5.09.  Cash Management System; Cash Concentration Account                                        73
Section 5.10.  Post-Closing Deliveries                                                                   74
Section 5.11.  Inspection of Property, Books and Records; Lender Meetings                                74
Section 5.12.  Evaluations and Appraisals                                                                75
Section 5.13.  Obligations and Taxes                                                                     75

                                       Article 6 Financial Covenants
Section 6.01.  Consolidated EBITDA                                                                       75
Section 6.02.  Capital Expenditures                                                                      76

                                        Article 7 Negative Covenants
Section 7.01.  Limitation on Debt                                                                        78
Section 7.02.  Negative Pledge                                                                           79
Section 7.03.  Consolidations, Mergers and Asset Sales                                                   79
Section 7.04.  Limitations on Investments                                                                80
Section 7.05.  Limitations on Transactions with Affiliates                                               80
Section 7.06.  Limitation on Restrictions Affecting Subsidiaries                                         80
Section 7.07.  Restricted Payments                                                                       80
Section 7.08.  No Modification of Certain Documents Without Consent                                      80
Section 7.09.  No Change of Fiscal Periods                                                               81

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Section 7.10.  Margin Stock                                                                              81
Section 7.11.  Limitation on Business                                                                    81
Section 7.12.  Leases                                                                                    81
Section 7.13.  Limitation on Cash Not Held in Collateral Accounts or Concentration Accounts              81
Section 7.14.  Chapter 11 Claims                                                                         81
Section 7.15.  Limitation on Repayments; Pre-Petition Obligations                                        82

                                             Article 8 Defaults
Section 8.01.  Events of Default                                                                         82
Section 8.02.  Notice of Default                                                                         87
Section 8.03.  Enforcement Notice                                                                        87

                                            Article 9 The Agents
Section 9.01.  Appointment and Authorization                                                             88
Section 9.02.  Agents and Affiliates                                                                     88
Section 9.03.  Action by Agents                                                                          89
Section 9.04.  Coordination Among Agents                                                                 89
Section 9.05.  Consultation with Experts                                                                 89
Section 9.06.  Liability of Agents                                                                       89
Section 9.07.  Indemnification                                                                           90
Section 9.08.  Credit Decision                                                                           90
Section 9.09.  Successor Agents                                                                          90
Section 9.10.  Collateral Agent                                                                          91

                                     Article 10 Change in Circumstances
Section 10.01.  Basis for Determining Interest Rate Inadequate or Unfair                                 91
Section 10.02.  Illegality                                                                               92
Section 10.03.  Increased Cost and Reduced Return                                                        92
Section 10.04.  Taxes                                                                                    93
Section 10.05.  Base Rate Loans Substituted for Affected Euro-Dollar Loans                               96
Section 10.06.  Substitution of Lender                                                                   96

                                          Article 11 Miscellaneous
Section 11.01.  Notices                                                                                  98
Section 11.02.  No Waiver                                                                                98
Section 11.03.  Expenses; Indemnification                                                                98
Section 11.04.  Sharing of Set-Offs                                                                     101
Section 11.05.  Amendments and Waivers                                                                  102
Section 11.06.  Successors and Assigns                                                                  104
Section 11.07.  Margin Stock                                                                            107
Section 11.08.  Governing Law; Submission to Jurisdiction                                               107
Section 11.09.  Counterparts; Integration                                                               107
Section 11.10.  Waiver of Jury Trial                                                                    107

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Section 11.11.  Confidentiality                                                                         108
Section 11.12.  Parties Including Trustees; Court Proceedings                                           108

SCHEDULES
---------


Commitment Schedule

Schedule 1 -  Cash Plan
Schedule 2 -  Inventory Locations
Schedule 3 -  Real Property to be Mortgaged
Schedule 4 -  Subsidiaries
Schedule 5 -  Litigation
Schedule 6 -  Certain Pre-Petition Indebtedness
Schedule 7 -  Existing Liens
Schedule 8 -  Existing Investments


EXHIBITS
--------

Exhibit A   Form of Note
Exhibit B   Form of Security Agreement
Exhibit C   Form of Guaranty Agreement
Exhibit D-1 Form of Certificate of Financial Officer
Exhibit D-2 Form of Borrowing Base Certificate
Exhibit E-1 Form of Opinion of Special California and New York Counsel Exhibit E-2 Form of Opinion of Special Virginia Counsel
Exhibit E-3 Form of Opinion of Special Ohio Counsel
Exhibit E-4 Form of Opinion of Special Louisiana Counsel
Exhibit E-5 Form of Opinion of Special Mississippi Counsel
Exhibit F-1 Form of Notice of Borrowing
Exhibit F-2 Form of LC Request
Exhibit G   Form of Prepayment Notice
Exhibit H   Form of Assignment and Assumption Agreement
Exhibit I   Form of Interim Borrowing Order
Exhibit J   Form of Borrowing Order
Exhibit K   Form of Collateral Valuation for Interim Borrowing
Exhibit L   Designated Debt, if any, Referred to in Section 7.01(e) Hereto

     This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of March 17, 2000 and entered into by and among Crown Paper Co., a Virginia corporation, as debtor and debtor-in-possession (referred to herein as "Crown Paper" and "Borrower"); THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"); MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent for the Lenders, and as an issuing bank for Letters of Credit hereunder; and THE CHASE MANHATTAN BANK, as Syndication Agent.

                                   RECITALS

     WHEREAS, on March 15, 2000 (the "Petition Date"), Borrower and certain of its affiliates filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (such term and other capitalized terms used in these Recitals without definition have the meanings set forth in Section 1.01 of this Agreement) in the United States Bankruptcy Court for the Northern District of California (the "Court") (such proceedings being jointly administered under Case Nos. 00-41584-N and 00-41583-N are hereinafter referred to as the "Chapter 11 Cases"). Borrower continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

     WHEREAS, the Borrower has requested Lenders to provide revolving credit facilities in an aggregate amount of up to $100 million on a post-petition basis on the terms and conditions set forth herein; and

     WHEREAS, Lenders are willing to provide such financing only if all Obligations (i) constitute allowed administrative expense claims in the Chapter 11 Cases as set forth herein, (ii) are secured by a first priority Lien on substantially all of the Borrower's real, personal and mixed property, including a pledge of all of the capital stock of each of the Subsidiaries of the Borrower and (iii) are guaranteed by the Borrower's parent company, Crown Vantage, Inc., as debtor-in-possession, as well as by the debtor and non-debtor Subsidiaries of Crown Paper pursuant to the Guaranty Agreement, which guaranty shall be secured by a first priority Lien (subject to existing Liens) on substantially all of the real, personal and mixed property of the Guarantors pursuant to the Security Agreement;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, Lenders and Agents hereby agree as follows:

                                    Article

                                  Definitions

     Section .. Defined TermsThe following terms, as used herein, have the following meanings:

     "Account" means any right to payment for goods sold or leased or for services rendered whether or not earned by performance.

     "Account Debtor" means, with respect to any Account, the obligor with respect to such Account.

     "Account Party" means the party identified as the Account Party for a Letter of Credit pursuant to Section 2.06(c)(iii).

     "Administrative Agent" means Morgan, in its capacity as administrative agent for the Lenders under the Financing Documents, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Lender and submitted to the Administrative Agent (with a copy to the Borrower).

     "Affiliate" of any Person means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agents" means the Collateral Agent, the Administrative Agent, the Syndication Agent, and the Cash Concentration Bank.

     "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and (ii) the aggregate unpaid principal amount of all LC Reimbursement Obligations outstanding at such time.

     "Agreement" means this Debtor-In-Possession Credit Agreement as it may hereafter be amended, supplemented, waived or otherwise modified from time to time.

       "Amendment No. 1 Effective Date" means the date of the effectiveness of Amendment No. 1 to this Agreement.

       "Applicable Base Rate Margin" means 1.75%

       "Applicable Euro-Dollar Margin" means 3.25%.

       "Applicable Laws" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all applicable orders, rules and decrees of courts and arbitrators.

       "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office. "Asset Sale" means any sale, lease or other transfer (including any such transaction effected by way of merger or consolidation) of any asset by any Crown Company, including without limitation any sale-leaseback transaction, whether or not involving a capital lease and whether or not submitted to the Court for approval under the Bankruptcy Code, but excluding any sale in the ordinary course of business that is not submitted to the Court for approval of (i) inventory, cash equivalents or other Temporary Cash Investments, or (ii) obsolete, unused or surplus equipment, provided that, after giving effect to such sale, the fair market value of all sales of such equipment since the Petition Date does not exceed in the aggregate $5,000,000.

       "Assignee" has the meaning set forth in Section 11.06(c).

       "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit H annexed hereto.

       "Bankruptcy Code" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute or portion thereof that is applicable to the Borrower.

       "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

       "Base Rate Loan" means (i) a Loan that bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 10 or (ii) any overdue amount of principal that was a Base Rate Loan immediately before it became overdue.

       "Borrower" has the meaning set forth in the introduction to this Agreement.

       "Borrowing" has the meaning set forth in Section 1.04.

       "Borrowing Base" means, at any time, an amount equal to the sum, without duplication, of (a) 80% of the amount by which Eligible Accounts Receivable at such time exceeds the Dilution Reserve at such time, (b) 60% of the amount by which the Eligible Inventory Value at such time exceeds Inventory Reserves at such time and (c) the Facilities Amount. The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder.

       "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit D-2 hereto and otherwise satisfactory in form and substance to the Administrative Agent and the Syndication Agent, executed and certified as complete and correct by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

       "Borrowing Order" means an order of the Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rules 4001(c)(2) and 4001(d) in the form attached hereto as Exhibit J with any modifications thereto on or prior to the entry thereof as are approved by the Administrative Agent and the Syndication Agent in their exclusive discretion, as the same may thereafter be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of the Required Lenders.

       "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

       "Carve-Out" has the meaning set forth in Section 2.16.

       "Cash Balance" means, as at any time of determination, the sum of the Dollar amount of all money, currency, Temporary Cash Investments and credit balances held or carried in the Concentration Accounts.

       "Cash Concentration Bank" has the meaning assigned to such term in the Security Agreement.

       "Cash Plan" means the consolidated cash forecast for the Borrower for the period from the Petition Date forward to the date specified therein, delivered by the Borrower to the Administrative Agent pursuant to Section 3.01 and annexed hereto as Schedule 1, as it may be supplemented pursuant to Section 5.01(o).

       "Casualty Event" means (i) any Condemnation Event with respect to any property owned by or leased to any Crown Company or (ii) any damage to, or destruction of, any property owned by or leased to any Crown Company.

       "Casualty Proceeds" means (i) with respect to any Condemnation Event, all awards or payments received by any Crown Company or the Collateral Agent by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event and (ii) with respect to any other Casualty Event, all insurance proceeds (excluding payments with respect to business interruption) or other payments which any Crown Company or the Collateral Agent receives by reason of such other Casualty Event.

       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated thereunder.

       "Chase" means The Chase Manhattan Bank, a banking corporation chartered under the laws of the state of New York, and its successors.

       "Change of Control" shall mean and be deemed to have occurred if any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, and regulations promulgated thereunder) shall have acquired the power (whether or not exercised) to elect a majority of Borrower's directors.

       "Chapter 11 Cases" has the meaning set forth in the recitals to this Agreement.

       "Chapter 11 Party" means the Borrower and each Affiliate of the Borrower that is the subject of a Chapter 11 Case.

       "Closing" means the closing hereunder on the Closing Date.

       "Closing Date" means the date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01 and the other conditions specified in Section 3.01 shall have been satisfied.

       "Co-Arrangers" means J.P. Morgan Securities, Inc. and Chase Securities Inc., as Joint Lead Arrangers and Joint Book Managers in respect of the credit facility contemplated by this Agreement.

       "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or purportedly created for the benefit of Lenders pursuant to the Collateral Documents.

       "Collateral Agent" means Morgan, in its capacity as collateral agent for the holders of the Secured Obligations under the Collateral Documents, and its successors in such capacity.

       "Collateral Documents" means the Security Agreement, the Security Agreement Supplements, the Mortgages and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto or pursuant to an applicable order of the Court.

       "Commitment" means (i) with respect to each Lender listed on the Commitment Schedule, the amount set forth opposite such Lender's name on the Commitment Schedule and (ii) with respect to any Assignee which becomes a Lender pursuant to Section 11.06(c), the amount of the transferor Lender's Commitment assigned to it pursuant to Section 11.06(c), in each case as such amount may be changed from time to time pursuant to Section 2.11 or 11.06(c); provided that, if the context so requires, the term "Commitment" means the obligation of a Lender to extend credit up to such amount to the Borrower hereunder.

       "Commitment Fee Rate" means 1/2 of 1% per annum.

       "Commitment Schedule" means the Commitment Schedule attached hereto.

       "Commitment Termination Date" means the earliest of (i) the Stated Maturity Date; (ii) the effective date of a plan of reorganization in one or more of the Chapter 11 Cases, as specified in such plan; (iii) the date distributions commence to any class of creditors, equity holders or other claimants under any such plan of reorganization in one or more of the Chapter 11 Cases; (iv) the date of termination in whole of the Commitments pursuant to
Section 8.01; (v) the date of filing with the Court of any plan of reorganization or any modification to any previously filed plan of reorganization in any Chapter 11 Case that does not provide for performance by the Credit Parties of the Financing Documents strictly in accordance with their terms; (vi) the date that is fifteen (15) days after the Petition Date, if neither the Interim Borrowing Order nor the Borrowing Order has been entered by the Court by such date; (vii) the date that is thirty-five (35) days after the Petition Date if the Borrowing Order has not been entered by the

Court by such date; and (viii) the date of any sale, transfer or other disposition of all or substantially all of the assets or stock of the Borrower.

       "Concentration Accounts" has the meaning set forth in Section 5(a) of the Security Agreement.

       "Condemnation Event" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu of or in anticipation of condemnation shall be deemed to be a Condemnation Event.

       "Consolidated Capital Expenditures" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of Crown Vantage and its Consolidated Subsidiaries for such period, as the same are or would be reflected in a consolidated statement of cash flows of Crown Vantage and its Consolidated Subsidiaries for such period.

       "Consolidated EBITDA" means, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of Crown Paper and its Consolidated Subsidiaries for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses,
(iv) provision for LIFO adjustment for inventory valuation, (v) net total federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, (ix) the cumulative net effect (whether positive or negative) of any change in accounting principles and (x) "chapter 11 expenses" (or "administrative costs reflecting chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b) extraordinary gains plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clauses (iii) and (viii) above, was taken into account in determining Consolidated EBITDA for such or any prior period.

       "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of Crown Paper.

       "Court" has the meaning set forth in the recitals to this Agreement.

       "Credit Event" means (i) the making of a Loan, (ii) the issuance of a Letter of Credit or (iii) the extension of the expiry date of a Letter of Credit.

       "Credit Exposure" means, as to any Lender, (i) at any time before the termination of its Commitment in its entirety, the amount of its Commitment at such time; or (ii) at any time thereafter, if the Commitments have terminated in their entirety, its Outstanding Committed Amount, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to
Section 11.06(c).

       "Credit Facilities" means the credit facilities provided to the Borrower under Sections 2.01(a), 2.01(b) and 2.06 and the other provisions hereof relating to Loans and Letters of Credit.

       "Credit Parties" means the Borrower and the Guarantors, collectively.

       "Crown Companies" means, collectively, Crown Vantage, Crown Paper and their respective Subsidiaries.

       "Crown Paper" has the meaning set forth in the Introduction to this Agreement.

       "Crown Vantage" means Crown Vantage, Inc., a Virginia corporation.

       "Cumulative Tax Refund Amount" has the meaning set forth in Section 2.09(d).

       "Current Asset Borrowing Base" means, at any time, the Borrowing Base at such time adjusted to exclude the Facilities Amount at such time.

       "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, sinking fund preferred stock or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person (whether contingent or noncontingent) to reimburse any Lender or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vii) all obligations secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Guarantees by such Person of obligations of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's obligations Guaranteed thereby); provided that neither trade-accounts payable nor obligations arising after the Petition Date in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt.

       "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

       "Default Excess" has the meaning set forth in Section 2.17.

       "Default Period" has the meaning set forth in Section 2.17.

       "Defaulted Lending Commitment" has the meaning set forth in Section 2.17.

       "Defaulting Lender" has the meaning set forth in Section 2.17.

       "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

       "DIP Operating Plan" has the meaning set forth in Section 5.01(t).

       "Dilution Factor" means with respect to any period, (a) the aggregate amount of all deductions, discounts, other negative adjustments, credit memos and write-offs with respect to Accounts during such period, divided by (b) the aggregate gross sales attributable to Accounts during such period.

       "Dilution Reserve" means, as of any date, (a) the Dilution Factor for the immediately preceding twelve-month period (ending as the of the date of the calculation of the Borrowing Base then in effect, which date is set forth on the applicable Borrowing Base Certificate) multiplied by (b) the Eligible Accounts Receivable on such date.

       "Dollar" means lawful money of the United States of America.

       "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

       "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

       "Eastern Time" means local time in the Eastern time zone of the United States.

       "Eligible Accounts Receivable" means, with respect to the Borrower on any date, all Accounts of the Borrower on such date that (i) have been invoiced and represent the bona fide sale and delivery of merchandise in the ordinary course of business of the Borrower in connection with its trade operations and (ii) are deemed by the Collateral Agent in good faith to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as an Eligible Account Receivable an Account shall indicate as sole payee and as sole remittance party the Borrower. In determining the amount to be so included, the face amount of Accounts shall be reduced by (a) the amount of all accrued and actual returns, discounts, claims, credits, charges, price adjustments or other allowances (including any amount that the Borrower may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (b) the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement, (c) the aggregate amount of all cash received in respect of Accounts but not yet applied by the borrower, and (d) as the Administrative Agent and the Syndication Agent acting jointly in their exclusive discretion may deem necessary. Standards of eligibility may be fixed from time to time by the Administrative Agent and the Syndication Agent, acting jointly, in the exercise of their reasonable judgment, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower. Unless otherwise approved from time to time in writing by the Collateral Agent, no Account shall be an Eligible Account Receivable if:

          (a) the Borrower does not have sole lawful and absolute title to such Account; or

          (b)  the Account arises out of a sale made to an Affiliate; or

          (c) the Account (i) is unpaid more than 60 days from the due date or more than 90 days from the date of invoice or (ii) has been written off the books of the Borrower or has been otherwise designated as uncollectible; or

          (d) more than 25% in face amount of all Accounts of the same Account Debtor and its known Affiliates, taken together, are ineligible pursuant to clause (c) above; or

          (e) the Account Debtor (i) is a creditor of the Borrower or any Credit Party (ii) has or has asserted a right of setoff against the Borrower or any Credit Party or (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account or any other Account of the Borrower or any Credit Party which has not been resolved, in each case, without duplication, to the extent of the amount owed by the Borrower or such Credit Party), to the Account Debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

          (f) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

          (g) the Account is not payable in Dollars or the Account Debtor is either not organized under the laws of the United States of America or any State thereof or Canada or is located outside or has its principal place of business or substantially all of its assets outside the continental United States or Canada, except to the extent the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Collateral Agent, or

          (h) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

          (i) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Agent; or

          (j) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a completed sale; or

          (k) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

          (l) the Account is subject to any adverse security deposit, retainage or other similar advance made by or for the benefit of the Account Debtor, in each case to the extent thereof; or

          (m) the Account (i) is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations, subject to no other Liens other than the Liens (if any) permitted by the Financing Documents or (ii) does not otherwise conform in all material respects to the representations and warranties contained in the Financing Documents relating to Accounts; or

          (n) as to all or any part of such Account, a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

          (o) the Account is not payable directly to any lockbox account designated by the Collateral Agent and the Cash Concentration Bank, acting jointly, in their exclusive discretion.

       In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than 60 days from the due date or more than 90 days from the date of invoice pursuant to clause (c) above, there shall be excluded the amount of any net credit balances relating to Accounts with invoice dates more than 60 days from the due date or more than 90 days from the date of invoice.

       "Eligible Assignee" means any Person that is at the time of the relevant assignment either (A) (i) a commercial bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having unimpaired capital and surplus of not less than $500,000,000; provided that (x) such bank is acting through a branch or agency located in the United States or
(y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; or (iv) an "accredited investor" (as defined in Regulation D under the Securities act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies and having unimpaired capital and surplus of not less than $100,000,000; or (B) a Lender or an Affiliate of a Lender; provided that no Crown Company and no Affiliate of a Crown Company shall be an Eligible Assignee; and provided further that Eligible Assignee shall mean and include any other Person designated as such pursuant to the prior written consent of (y) Administrative Agent and the Syndication Agent (such consent not to be unreasonably withheld or delayed) and (z) as long as no Event of Default has occurred or is continuing, the Borrower (such consent not to be unreasonably withheld or delayed).

       "Eligible Inventory" means at the time of any determination thereof, without duplication, all Inventory at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (i) below or otherwise deemed by the Administrative Agent and the Syndication Agent acting jointly and in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as "Eligible Inventory" no person other than the Borrower shall have any direct or indirect ownership interest or title to such Inventory and no person other than the Borrower shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be fixed from time to time exclusively by the Administrative Agent and the Syndication Agent, acting jointly, in the exercise of their reasonable judgment, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower. Unless otherwise from time to time approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

          (a) the Borrower does not have sole and good, valid and unencumbered title thereto; or

          (b)  it is not located in the United States; or

          (c) it is not located on property owned or leased by the Borrower or in a contract warehouse, in each case, specified on Schedule 2, and, except as otherwise approved by the Collateral Agent, covered by an agreement reasonably satisfactory in form and substance to the Collateral Agent covering the Collateral Agent's access to such Inventory and waiving the lessor's or contract warehouseman's Liens therein and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises; or

          (d) it is raw materials other than pulp/fiber, woodchips, hardwood logs and softwood logs or has not been expressly designated by the Administrative Agent and Syndication Agent as Eligible Inventory; or

          (e) it is stores supplies inventory, packing or shipping materials or maintenance supplies; or

          (f)  it is work in process inventory; or

          (g) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations; or

          (h) it is goods returned or rejected by the Borrower's customers or goods in transit to third parties (other than to warehouse sites described in clause (c) above); or

          (i) it is inactive, experimental, seconds or thirds or is obsolete or slow-moving or unmerchantable, or does not otherwise conform to the representations and warranties contained in the Financing Documents.

       "Eligible Inventory Value" means at the time of any determination thereof the lower of cost (less any appropriate revaluation reserves or reserve for obsolete Inventory and any profits accrued in connection with transfers of Inventory between any locations) or fair market value of the Eligible Inventory at such time, in Dollars, determined in accordance with the standard cost method of accounting less, in the event variances under the standard cost method (i) are capitalized, favorable variances shall be deducted from Eligible Inventory Value, and unfavorable variances shall not be added to Eligible Inventory Value, and (ii) are expensed, a reserve shall be determined as appropriate in order to adjust the standard cost of Eligible Inventory value to approximate actual cost.

       "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order has been stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

       "Enforcement Notice" means a notice delivered by the Administrative Agent to the Collateral Agent pursuant to Section 8.03 directing the Collateral Agent to exercise one or more specific rights or remedies under the Collateral Documents.

       "Environmental Laws" means CERCLA and all other federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "Environmental Liabilities" means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of any Crown Company, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

     "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or
(v) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

     "Equity Issuance" means any issuance or sale by any Crown Company of any Equity Interest in such Crown Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Crown Companies, all members of a controlled group of corporations, and all trades or businesses (whether or not incorporated) under common control which, together with Crown Companies, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount of principal on a Loan which was a Euro-Dollar Loan immediately before it became overdue.

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.05(b) on the basis of a London Interbank Offered Rate.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     "Event of Default" means any event defined as an "Event of Default" in
Section 8.01.

     "Excess Cash Amount" has the meaning set forth in Section 2.09(f).

     "Excess Casualty Proceeds" has the meaning set forth in Section 5.08(a).

     "Executive Officer" of any Person means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act) of such Person.

     "Existing Credit Agreement" means the Credit Agreement dated August 15, 1995 among Crown Paper, Crown Vantage, various banks, various letter of credit issuing banks, and Morgan Guaranty Trust Company of New York, as Administrative Agent.

     "Existing Credit Facilities" means, collectively, (i) the Existing Credit Agreement, (ii) all agreements, documents and instruments pursuant to which any interest in collateral is granted or purported to be granted, created, evidenced or perfected in connection with the Existing Credit Agreement, including without limitation, all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, financing statements, fixture filings, registrations or similar documents and (iii) all ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, instruments, documents and certificates including promissory notes, consents, assignments, contracts, and notices delivered in connection with any of the foregoing or the transactions contemplated thereby, in each case as any of the foregoing may be in effect as of the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

     "Existing Lender" means each of the "Banks" party to the Existing Credit Facilities (as defined therein).

     "Existing Lender Lien" means the adequate protection lien provided to the Existing Lenders as set forth in the Interim Borrowing Order and Borrowing Order.

     "Existing Note Indenture" means the Indenture, dated as of August 23, 1995, between Crown Paper and The Bank of New York, as trustee.

     "Existing Notes" means the securities issued pursuant to the Existing Note Indenture.

     "Facilities Amount" means, at any time, an amount equal to the lesser of
(i) $40 million or (ii) 66 2/3% of the Current-Asset Borrowing Base at such time.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Mortgages" means fee mortgages substantially in the form of Exhibit G to the Security Agreement relating to real property owned in fee by the Borrower or any Guarantor which is required to be so encumbered to secure the Obligations pursuant to Section 3.01(e) or Section 5.07.

     "Final Order" means an order, judgment or other decree of the Court or any other court or judicial body with proper jurisdiction, as the case may be, which is in full force and effect and has not been reversed, stayed, modified or amended and as to which (a) any right to appeal or seek certiorari, review or rehearing has been waived or (b) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

     "Financial Accommodations" means arrangements for the extension of credit or other financial accommodation to one or more of the Crown Companies, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance and surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, forward and future contracts for purchase of bullion or foreign currencies and other similar arrangements and interest rate swaps and other similar arrangements, but excluding (a) trade-accounts payable arising in the ordinary course of business, (b) obligations arising after the Petition Date in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (including drafts, acceptances or similar instruments evidencing the same and obligations in respect of letters of credit supporting the payment of the same) and (c) Debt, Letters of Credit and Commitments under this Agreement.

     "Financial Officer" means, with respect to any Person, the principal financial officer, principal accounting officer or treasurer of such Person.

     "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Guaranty Agreement and the Collateral Documents.

     "First Day Orders" means those orders entered by the Court as a result of motions and applications filed by the Borrower with the Court on the Petition Date, in each case in form and substance as approved by the Administrative Agent and the Syndication Agent pursuant to Section 3.01(p).

     "Fiscal Quarter" means a fiscal quarter of Crown Paper.

     "Fiscal Year" means a fiscal year of Crown Paper.

     "Funding Default" has the meaning set forth in Section 2.17.

     "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes concurred in by Crown Vantage's independent public accountants) with the Most Recent Audited Financial Statements.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Group of Loans" means at any time a group of Loans consisting of (i) all Loans that are Base Rate Loans at such time or (ii) all Loans that are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Section 10.02 or 10.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or- pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for drawings under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee", when used as a verb, has a corresponding meaning.

     "Guarantor" means Crown Vantage and Crown Vantage Sales Corp., each of which shall (i) guarantee the obligations of the Borrower under the Financing Documents pursuant to a Guaranty Agreement and (ii) grant a security interest in their assets to the Collateral Agent under the Security Agreement to secure their Guaranty Agreement.

     "Guaranty Agreement" means the Guaranty Agreement, substantially in the form of Exhibit C hereto, setting forth the Guarantees of the Obligations by the Guarantors.

     "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

     "Indemnitee" has the meaning set forth in Section 11.03(b).

     "Interest Period" means, with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two or three months thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Stated Maturity with respect to the Loans comprising such Borrowing shall end on the Stated Maturity.

     "Interim Borrowing Order" means an order of the Court entered in the Chapter 11 Cases after a hearing under Bankruptcy Rules 4001(c)(2) and 4001(d) in the form attached hereto as Exhibit I, with any modifications thereto on or prior to the Closing Date or entry thereof as are approved by the Administrative Agent and the Syndication Agent in their exclusive discretion, as the same may thereafter be amended, supplemented or otherwise modified from time to time with the express written consent of the Required Lenders.

     "Interim Order Date" means the date that the Court signs the Interim Borrowing Order.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Inventory" means inventory (as defined in Article 9 of the Uniform Commercial Code) to the extent comprised of readily marketable materials, products or goods of a type manufactured or consumed by the Borrower or any Guarantor in the ordinary course of business as currently conducted (but excluding work-in-process not readily marketable in its current form).

     "Inventory Reserves" means at the time of any determination the reserves for finished goods, raw materials, lower of cost or market, revaluation of direct materials, revaluation of finished goods, standard cost revaluation, landlord liens, intracompany profit, transfer pricing, capitalized favorable variances, excess and obsolete inventory, cycle count adjustments, shrinkage, warranties and scrap, each as calculated and recorded in accordance with historical practices of the Borrower, and any other reserves that the Administrative Agent and the Syndication Agent in their exclusive discretion may deem necessary.

     "Investment" means, with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, payment in respect of a Guarantee of Debt, time deposit or otherwise.

     "LC Exposure" means, with respect to any Lender at any time, its Percentage of the Aggregate LC Exposure at such time.

     "LC Fee Rate" means a per annum rate equal to 3.25% or, upon the occurrence and during the continuation of any Event of Default, 5.25%.

     "LC Indemnitees" has the meaning set forth in Section 2.06(n).

     "LC Issuing Bank" means (i) Morgan and (ii) any other Lender (that is willing so to act), designated as an "LC Issuing Bank" for purposes hereof in a notice to the Administrative Agent signed by Crown Paper (acting on its own behalf) and such Lender, acting in each case in the capacity of an LC Issuing Bank under the letter of credit facility described in Section 2.06, and their respective successors.

     "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

     "LC Payment Date" has the meaning set forth in Section 2.06(h).

     "LC Reimbursement Obligations" means, at any time, all obligations of the Borrowers to reimburse the LC Issuing Banks pursuant to Section 2.06 for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.06(j)(i).

     "LC Request" has the meaning set forth in Section 2.06(c).

     "Leasehold Mortgages" means leasehold mortgages, substantially in the form of Exhibit H to the Security Agreement, relating to the leases of any real properties leased by any Crown Company which are required to be so encumbered to secure the Obligations.

     "Lender" means each bank or other financial institution listed on the Commitment Schedule, each Assignee which becomes a "Lender" for purposes hereof pursuant to Section 11.06, and their respective successors.

     "Lender Parties" means the Lenders, each LC Issuing Bank and the Agents.

     "Letter of Credit" means any letter of credit issued hereunder by an LC Issuing Bank.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any other arrangement (other than a right of set-off, recoupment, counterclaim or similar right) the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For purposes of this Agreement, any Crown Company shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

     "Lien Grantor" means a Crown Company that grants a Lien on any of its property pursuant to the Collateral Documents.

     "Margin Stock" has the meaning set forth in Regulation U.

     "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, business or prospects of Crown Vantage and its Consolidated Subsidiaries, taken as a whole, (ii) an adverse effect on the validity, binding effect or enforceability of this Agreement or any other material Financing Document or (iii) a material adverse effect on the validity, perfection or priority of any Lien on any of the Collateral created or purportedly created under the Collateral Documents; provided that a Material Adverse Effect shall not be deemed to have occurred solely on account of (a) the events, occurrences and circumstances disclosed prior to the date hereof in writing to the lenders under the Existing Credit Facilities, and (b) the commencement of the Chapter 11 Cases.

     "Material Contract" means any contract or other arrangement to which any Crown Company is a party (other than the Financing Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Morgan" means Morgan Guaranty Trust Company of New York, a New York trust company, and its successors.

     "Mortgages" means the Leasehold Mortgages and Fee Mortgages, collectively.

     "Most Recent Audited Financial Statements" means the audited consolidated financial statements of Crown Vantage as of December 27, 1998.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Cash Proceeds" means, with respect to any Asset Sale, Equity Issuance or incurrence of Debt, an amount equal to the cash proceeds received by the Crown Companies in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including any cash proceeds received as income or other cash proceeds of any noncash proceeds of such Asset Sale), less (i) any expenses reasonably incurred by the Crown Companies in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including reasonable fees, commissions and expenses of attorneys, brokers or finders and including any payment with respect to taxes actually paid or to become payable by the Crown Companies (as reasonably estimated by the Financial Officer) in respect of such Asset Sale, Equity Issuance or incurrence of Debt) and approved by the Court, if such approval is necessary pursuant to the Bankruptcy Code or any applicable order of the Court, and (ii) in the case of any Asset Sale, any proceeds of such Asset Sale required pursuant to an order of the Court to be applied to or held for the payment of Debt secured by a Lien with priority over the Lien of the Collateral Agent on the assets being sold.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the Borrower's obligation to repay the Loans, and "Note" means anyone of such promissory notes issued hereunder.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Notice of Interest Rate Election" has the meaning set forth in Section
2.19.

     "Obligations" means all obligations of every nature of the Borrower under the Financing Documents, including, without limitation, any liability of the Borrower on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrower under the Financing Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' and other professionals' fees and disbursements, indemnities and other amounts payable by the Borrower under any Financing Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

     "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, by-laws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (ii) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (iii) with respect to any partnership, its partnership agreement.

     "Outstanding Committed Amount" means, with respect to any Lender at any time, the sum of (i) the aggregate outstanding principal amount of its Loans and
(ii) its Commitment Percentage of the Aggregate LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning set forth in Section 11.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Percentage" shall refer to a Lender's Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.06(c).

     "Permitted Encumbrances" means, with respect to any property (including any leasehold interest) owned by any Crown Company:

     ( ) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Crown Company in accordance with GAAP;

     ( ) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (x) the underlying obligations are not overdue for a period of more than 60 days or (y) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such Crown Company in accordance with GAAP; and

     ( ) other Liens or title defects (including matters which an accurate survey might disclose and exceptions to title set forth in title insurance with respect to the Fee Mortgages) which (x) do not secure Debt and (y) do not materially detract from the value of such property or materially impair the use thereof by such Crown Company in the operation of its business.

     "Permitted Intercompany Debt" means unsecured Debt owed by the Borrower to any Guarantor; provided that such Debt is either evidenced by a promissory note or maintained in the form of open account balances in which, in either case, the Collateral Agent has a first priority, perfected security interest under the Interim Borrowing Order, the Borrowing Order or the Security Agreement at all times until such security interest is released pursuant to Section 14 thereof.

     "Permitted Overdrafts" has the meaning set forth in Section 7.01.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust, an estate or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Petition Date" has the meaning set forth in the recitals to this Agreement.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prepayment Account" means an account or accounts established by the Collateral Agent or the Cash Concentration Bank to maintain funds for the benefit of the Lenders for prepayments as prescribed hereunder.

     "Prepayment Notice" means a properly completed Prepayment Notice, substantially in the form of Exhibit G hereto.

     "Pre-Petition Indebtedness" means Debt of any Chapter 11 Party outstanding on the Petition Date, including Debt under the Existing Credit Facilities and the Existing Notes.

     "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Pre-Petition Indebtedness or trade payables or other pre-petition claims against any Chapter 11 Party.

     "Prime Rate" means the rate of interest established by the Administrative Agent from time to time as its Prime Rate.

     "Reference Banks" means the principal London offices of Morgan and Chase, and "Reference Bank" means any one of such Reference Banks.

     "Register" has the meaning set forth in Section 11.06(e).

     "Regulated Activity" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Fund" means, with respect to any Lender that is both (y) a fund and (z) invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

     "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Release", when used as a verb, has a corresponding meaning.

     "Replacement Lender" has the meaning set forth in Section 2.19.

     "Reportable Event" has the meaning set forth in Section 5.01(j).

     "Required Lenders" means Lenders having outstanding Credit Exposures in an aggregate amount (excluding accrued interest) equal to more than 51% of the aggregate amount of the Credit Exposures of all Lenders at such time.

     "Restricted Payment" means (i) any dividend or other distribution in respect of any Equity Interests of Crown Vantage or Crown Paper, (ii) any payment on account of the purchase, redemption, retirement or acquisition of any Equity Interests of Crown Vantage or Crown Paper, and (iii) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Pre-Petition Indebtedness.

     "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the United States Securities and Exchange Commission.

     "Secured Obligations" has the meaning set forth in Section 1 of the Security Agreement.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrower, the Guarantors party thereto and the Collateral Agent, substantially in the form of Exhibit B hereto, as amended from time to time.

     "Security Agreement Supplement" means a supplement to the Security Agreement satisfactory in form and substance to the Administrative Agent and the Syndication Agent, whereby the Borrower or a Guarantor grants (or confirms its grant of) a security interest in additional Collateral to the Collateral Agent and, if the grantor of such security interest is a Guarantor that is not already a party to the Security Agreement, such Guarantor becomes a party thereto.

     "Security Interests" has the meaning set forth in Section 1 of the Security Agreement.

     "Stated Maturity Date" means the earlier of (i) September 14, 2001 and (ii) the effective date of a plan of reorganization in one or more of the Chapter 11 Cases.

     "Subsidiary" means, as to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) any limited-liability company or partnership that, in accordance with GAAP, is a Consolidated Subsidiary of such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Supermajority Lenders" means Lenders having outstanding Credit Exposures in an aggregate amount (excluding accrued interest) equal to more than 66_% of the aggregate amount of the Credit Exposures of all Lenders at such time.

     "Syndication Agent" means Chase, in its capacity as Syndication Agent hereunder.

     "Taxes" has the meaning set forth in Section 10.04, but only for purposes of such Section.

     "Temporary Cash Investment" means any Investment in (i) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, (ii) time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within thirty days of the date of acquisition thereof issued by any office located in the United States of a bank or trust company which is organized or licensed under the laws of the United States or any State thereof and which bank or trust company has capital, surplus and undivided profits aggregating more than $1,000,000,000 and has outstanding debt which is rated "P-1" (or higher) by Moody's or "A-l" (or higher) by S&P or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an office located in the United States of a bank or trust company meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 30 days after the date of acquisition, issued by a corporation (other than any Crown Company or any Affiliate) organized under the laws of the United States or any State thereof with a rating, at the date of acquisition, of "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P, (v) securities with maturities of thirty days or less from the date of acquisition issued or fully and unconditionally guaranteed by any State, commonwealth or territory of the United States, or by a political subdivision or taxing authority thereof, and rated at least "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P and (vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (v).

     "Terminated Lender" has the meaning set forth in Section 2.19.

     "Total Outstanding Amount" means, at any time, the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the Aggregate LC Exposure determined at such time after giving effect, if one or more Loans are being made at such time, to any substantially concurrent application of the proceeds thereof to repay one or more other Loans or to pay LC Reimbursement Obligations.

     "Total Utilization of Commitments" means, as at any date of determination, the aggregate Outstanding Committed Amounts of all Lenders.

     "Type" has the meaning set forth in Section 1.04.

     "UCC" has the meaning set forth in Section 1 of the Security Agreement.

     "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication governing the rights and obligations of the parties in connection with Letters of Credit.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Unscheduled Mandatory Prepayment" has the meaning set forth in Section 2.09(h).

     "Utilization-Fee Rate" means  1/2 of 1%.

     Section .. Accounting Terms and Determinations Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.

       Section .. Other Definitional Provisions References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time (whether before, on or after the Closing Date) in accordance with the terms hereof and thereof. "Hereto", "herein" and "hereof' refer to this Agreement as amended from time to time.

       Section .. Types of Loans and Borrowings The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. There are two "Types" of loans hereunder: Base Rate Loans and Euro-Dollar Loans.


                                    Article

                             The Credit Facilities

       Section ..  Commitments to Lend

       ( ) Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make loans to the Borrower from time to time during the period from and including the Closing Date to but excluding the Commitment Termination Date; provided that, immediately after each such loan is made, such Lender's Outstanding Committed Amount shall not exceed the lessor of (i) its Commitment, or (ii) its pro rata share (based on its Commitment) of the maximum amount the Borrower is then permitted to have outstanding under the Interim Borrowing Order or the Borrowing Order as the case may be. Each Borrowing of loans shall be borrowed from the Lenders ratably in proportion to their respective Commitments. Within the limits specified herein, the Borrower may borrow loans, repay such borrowing and reborrow loans pursuant to the terms of this Agreement.

       ( ) Borrowing Limitations. Anything contained in this Agreement to the contrary notwithstanding,

            (A) in no event shall the Total Utilization of Commitments at any time exceed the lesser of (x) the aggregate Commitments of the Lenders, (y) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing

     Order or the Borrowing Order, as in effect at such time, and (z) the Borrowing Base at such time; and

          (B) the Borrower agrees to immediately prepay the Loans in the amounts and at the times as may be necessary to comply with the foregoing clause (A).

     ( ) Amount of Each Borrowing. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $2,500,000 or any larger multiple of $1,000,000; provided that any Borrowing may be in an aggregate amount equal to the aggregate unused amount of the Commitments.

     Section .. Method of Borrowing The Borrower shall give the Administrative Agent notice substantially in the form of Exhibit F-1 hereto (a "Notice of Borrowing") not later than 10:00 A.M. (Eastern Time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing specifying:

     ( ) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

     (  ) the aggregate amount of such Borrowing;

     (  ) the Type of the Loans comprising such Borrowing; and

     ( ) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

  Notwithstanding the foregoing, no more than five Groups of Euro-Dollar Loans shall be outstanding at any one time, and any Loans which would exceed such limitation shall be made as Base Rate Loans.

     Section .. Notice to Lenders; Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     ( ) Not later than 2:00 p.m. (Eastern Time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address for payments specified in or pursuant to
Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall promptly make such funds received from Lenders available to the Borrower on such date at the Administrative Agent's aforesaid address.

     ( ) Unless the Administrative Agent shall have received, prior to the date of any Borrowing, notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.03(b) and, in reliance upon such assumption, the Administrative Agent may (but shall not be obligated to) make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrower until the day such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to the relevant Borrowing pursuant to Section 2.04, and (ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrower to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the Administrative Agent and (y) for each day thereafter until the day such amount is repaid to the Administrative Agent, the higher of the Federal Funds Rate and the Base Rate for such day. If such Lender shall repay such corresponding amount to the Administrative Agent, the amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (c) shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder to make Loans or to purchase participations in Letters of Credit or to prejudice any right which the Borrower may have against any Defaulting Lender.

     ( ) Each Lender's Loans shall initially be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office. Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Base Rate Loans and Euro-Dollar Loans be evidenced by separate Notes. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Base Rate Loans or Euro-Dollar Loans, as the case may be. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include either or both of such Notes, as the context may require.

     ( ) Upon receipt of each Lender's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Notes to such Lender. Each Lender shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, in connection with any transfer or enforcement of either of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the then outstanding Loans evidenced by such Note; provided that neither the failure of any Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Borrower under any Financing Document. Each Lender is hereby irrevocably authorized by the Borrower so to endorse each of its Notes and to attach to and make a part of such Note a continuation of any such schedule as and when required.

     Section .. Interest Rates; Default Rates( ) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due at a rate per annum equal to the sum of (x) the Applicable Base Rate Margin plus (y) the Base Rate for such day. Such interest shall be payable in arrears on the last Domestic Business Day of each calendar month and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     ( ) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last Domestic Business Day of each calendar month and on the last day of such Interest Period.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     ( ) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Applicable Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Applicable Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 10.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     ( ) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     ( ) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 10.01 shall apply.

     ( ) Payment or acceptance of the increased rates of interest on overdue principal or interest on overdue principal or interest provided for herein is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

     Section .. Method of Electing Interest Rates( ) The Loans included shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of

Borrowing. Thereafter, so long as no Default has occurred and is continuing, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.05(d) and the provisions of Article 10) as follows:

          ( ) if such Loans are Base-Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

          ( ) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or may elect to continue such Loans as Euro-Dollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period, subject to Section 2.13 if any conversion is effective on any day other than the last day of the Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (Eastern
Time) of the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans, provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000 (unless such portion is comprised of Base-Rate Loans). If no notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (  ) Each Notice of Interest Rate Election shall specify:

          ( ) the Group of Loans (or portion thereof) to which such notice applies;

          ( ) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.05(a);

          ( ) if the Loans comprising such Group are to be converted, the new Type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

          ( ) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     ( ) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.05(a), the Administrative Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     ( ) The Borrower shall not be entitled to elect to convert any loans to, or continue any loans for an additional Interest Period as, Euro-Dollar Loans if
(i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     ( ) If any Loan is converted to a different type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

     Section ..  Letters of Credit

     ( ) ( ) Issuance of Letters of Credit. Any LC Issuing Bank may, but shall not be obligated to, issue a Letter of Credit at the request of the Borrower pursuant to this subsection, from time to time during the period from and including the Closing Date to, but excluding the earlier of, (x) the Commitment Termination Date and (y) five Domestic Business Days prior to the Stated-Maturity Date; provided that, immediately after each such Letter of Credit is issued and participations therein are sold to the Lenders as provided in this subsection the Aggregate LC Exposure shall not exceed $7.5 million. No Letters of credit may be issued or used for any purpose involving support of domestic vendors of goods and services.

     ( ) Upon the issuance by any LC Issuing Bank of a Letter of Credit pursuant to this subsection, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit, on the terms specified in this Section 2.06, equal to such Lender's Percentage thereof.

     ( ) Expiry Dates. No Letter of Credit shall expire later than 60 days after the Stated Maturity Date, provided that if any Letter of Credit shall be outstanding on the Commitment Termination Date, the Borrower shall, at or prior to the Commitment Termination Date, except as the Administrative Agent may otherwise agree in writing, () cause all Letters of Credit that expire after the Commitment Termination Date to be returned to the LC Issuing Bank undrawn and marked "cancelled" or () if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to such LC Issuing Bank in a form satisfactory to such LC Issuing Bank and the Administrative Agent (in their sole discretion), issued by a bank satisfactory to such LC Issuing Bank and the Administrative Agent (in their sole discretion), in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such LC Issuing Bank and/or (y) deposit with the Collateral Agent immediately available funds in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit to be held for the benefit of the Lenders and the LC Issuing Banks in accordance with the Collateral Documents to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the first anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time at the Borrower's request.

     ( ) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrower shall give the relevant LC Issuing Bank and the Administrative Agent at least five Domestic Business Days' prior notice, substantially in the form of Exhibit F-2 hereto (a "LC Request") ( ) specifying the date such Letter of Credit is to be issued, ( ) describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby and () specifying the Account Party for such Letter of Credit, which may be the Borrower. Upon receipt of an LC Request, the Administrative Agent shall promptly notify each Lender of the contents thereof.

     ( ) Conditions to Issuance. No LC Issuing Bank shall issue any Letter of Credit unless:

          ( ) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank in its sole discretion;

          ( ) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested;

          ( ) such LC Issuing Bank shall have confirmed with the Administrative Agent on the date of such issuance that the limitations specified in subsection (a) of this Section 2.06 will not be exceeded immediately after such Letter of Credit is issued; and

          ( ) such LC Issuing Bank shall not have been notified in writing by any Crown Company, any Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.02 is not satisfied at the time such Letter of Credit is to be issued.

     ( ) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank or the Borrower shall give the Administrative Agent at least five Domestic Business Days' notice before such LC Issuing Bank extends the expiry date of any Letter of Credit issued by it. Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such LC Issuing Bank can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiry date is to be so extended. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if (x) the extended expiry date would be after the fifth Domestic Business Day before the Stated Maturity Date or (y) such LC Issuing Bank shall have been notified by any Crown Company, the Administrative Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.02 is not satisfied at the time such Letter of Credit is to be extended. If any Letter of Credit is not extended after notice of a proposed extension thereof has been given to the Lenders, the relevant LC Issuing Bank shall promptly notify the Administrative Agent of such failure to extend. Promptly after it receives such notice, the Administrative Agent shall notify each Lender thereof.

     ( ) Notice of Actual Issuances and Extensions. Promptly upon issuing or extending any Letter of Credit, the relevant LC Issuing Bank will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount of such Lender's participation in the relevant Letter of Credit. Promptly upon issuing any Letter of Credit, the relevant LC Issuing Bank will send a copy of such Letter of Credit to the Administrative Agent.

     ( ) Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Percentages, a letter of credit fee, calculated for each day at the LC Fee Rate for such day, on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding at the close of business on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Domestic Business Day of each month for so long as such Letter of Credit is outstanding and on the final expiry date thereof. The Borrower shall pay to each LC Issuing Bank additional fronting fees, monthly in arrears, and reasonable expenses in the amounts and at the times agreed between the Borrower and such LC Issuing Bank.

     ( ) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant LC Issuing Bank shall determine, in accordance with the terms of such Letter of Credit, whether such demand for payment should be honored. If such LC Issuing Bank determines that any such demand for payment should be honored, such LC Issuing Bank shall (i) promptly notify the Borrower and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date on which such amount is to be paid (an "LC Payment Date") and (ii) on such LC Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

          ( ) Reimbursement and Other Payments by the Borrower. If any amount is drawn under any Letter of Credit:

          ( ) the Borrower irrevocably and unconditionally agrees to reimburse the relevant LC Issuing Bank for all amounts paid by such LC Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable at or before 3:00 P.M. (Eastern Time) (x) on the relevant LC Payment Date if such LC Issuing Bank notifies the Borrower of such drawing before 11:00 A.M. (Eastern
       Time) on such date or (y) on the date such notice is given, if such notice is given after the LC Payment Date; provided that any notice given to the Borrower after 11:00 A.M. (Eastern Time) on any day shall be deemed for purposes of the foregoing clause (y) to have been given on the next succeeding Domestic Business Day; and

          ( ) in addition, the Borrower agrees to pay to the relevant LC Issuing Bank interest on any and all amounts not paid by the Borrower when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the rate of interest that would be payable in respect of an overdue Base Rate Loan on such day.

       Each payment to be made by the Borrower pursuant to this subsection (i) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to Section 11.01.

     ( ) Payments by Lenders with Respect to Letters of Credit. If the Borrower fails to reimburse the relevant LC Issuing Bank as and when required by subsection (i) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

          ( ) such LC Issuing Bank may notify the Administrative Agent of such unreimbursed amount and request that the Lenders reimburse such LC Issuing Bank for their respective Percentages thereof. Upon receiving any such notice from an LC Issuing Bank, the Administrative Agent shall promptly notify each Lender of the unreimbursed amount and such Lender's Percentage thereof. Upon receiving such notice from the Administrative Agent, each Lender shall make available to such LC Issuing Bank, at its address specified in or pursuant to Section 11.01, an amount equal to such Lender's Percentage of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (Eastern Time) (A) on the day such Lender receives such notice if it is received at or before 12:00 Noon (Eastern
       Time) on such day or (B) on the first Domestic Business Day following such Lender's receipt of such notice if it is received after 12:00 Noon (Eastern Time) on the date of receipt (provided that failure of a Lender to make such amount available to such LC Issuing Bank shall not be deemed, for purposes of Section 2.17, a failure to fund its obligations under this Section 2.06(j)(i) unless such failure continues after 3:00 P.M. (Eastern Time) on the date which is one Domestic Business Day after the date such amount is due under this Section 2.06(j)(i)). Upon payment in full thereof, such Lender shall be subrogated to the rights of such LC Issuing Bank against the Borrower to the extent of such Lender's Percentage of the related LC Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (j) shall affect any rights any Lender may have against any LC Issuing Bank for any action or omission for which such LC Issuing Bank is not indemnified under subsection (n) of this Section 2.06; and

          ( ) if any Lender fails to pay any amount required to be paid by it pursuant to clause (i) of this subsection (j) on the date on which such payment is due, interest shall accrue on such Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Domestic Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant LC Issuing Bank and
       (y) for each day thereafter the Base Rate for such day. Any payment made by any Lender after 3:00 P.M. (Eastern Time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

       If the Borrower shall reimburse any LC Issuing Bank for any drawing with respect to which any Lender shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection (j), such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Lender its pro rata share thereof, including interest, to the extent received by such LC Issuing Bank.

       ( ) Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to letters of credit or participations therein, and the result of any of the foregoing is to increase the cost to such Lender or LC Issuing Bank of issuing or maintaining any Letter of Credit or any participation therein, or to reduce any amount receivable by any Lender or LC Issuing Bank under this Section 2.06 in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's or LC Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, within 15 days after demand by such Lender or LC Issuing Bank (with a copy to the Administrative Agent), the Borrower agrees to pay to such Lender or LC Issuing Bank, from time to time as specified by such Lender or LC Issuing Bank, such additional amounts as shall be sufficient to compensate such Lender or LC Issuing Bank for such increased cost or reduction. A certificate of such Lender or LC Issuing Bank submitted to the Borrower pursuant to this subsection (k) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

       (  ) Exculpatory Provisions. The Borrower's obligations under this
Section 2.06 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Crown Company or any Account Party may have or have had against any LC Issuing Bank, any Lender, the beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Lenders or their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Lender to make payments to each LC Issuing Bank and of the Borrower to reimburse each LC Issuing Bank for drawings pursuant to this Section
2.06 (except to the extent such obligations result from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit or (iv) any dispute between or among any of the Crown Companies or their Affiliates, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of any of the Crown Companies or their Affiliates or any other Person against the beneficiary of any Letter of Credit. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not place any LC Issuing Bank or any Lender under any liability to any Crown Company.

       ( ) Reliance, Etc. Subject to Section 2.06(d), each LC Issuing Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrower set forth in the last sentence of Section 3.02 to establish whether the conditions specified in
Section 3.02 are met in connection with any issuance or extension of a Letter of Credit. The rights and obligations of each LC

Issuing Bank under each Letter of Credit issued by it shall be governed by the provisions thereof and the provisions of the UCP and/or UCC referred to therein or otherwise applicable thereto.

       ( ) Indemnification by the Borrower. The Borrower agrees to indemnify, defend and hold harmless each Lender, each LC Issuing Bank and the Administrative Agent and their respective directors, officers, agents and employees (collectively, the "LC Indemnitees") from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which any LC Issuing Bank may incur by reason of or in connection with the failure of any Lender to fulfill or comply with its obligations to such LC Issuing Bank hereunder in connection with any Letter of Credit (but nothing herein contained shall affect any rights the Borrower may have against any such defaulting Lender); provided that the Borrower shall not be required to indemnify any LC Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (n) is intended to limit the obligations of the Borrower under any other provision of this
Section 2.06.

       ( ) Indemnification by Lenders. Each Lender shall, ratably in accordance with its Percentage, indemnify each LC Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Crown Companies) against any cost, expense (including reasonable fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Section 2.06 or any action taken or omitted by such indemnitee under this Section 2.06.

       ( ) Liability for Damages. Nothing in this Section 2.06 shall preclude the Borrower or any Lender from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (ii) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

       ( ) Dual Capacities. In its capacity as a Lender, each LC Issuing Bank shall have the same rights and obligations under this Section 2.06 as any other Lender.

       ( ) Information to be Provided to Administrative Agent. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC

Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Lenders under Section 2.06(g).

       Section ..  Fees

       ( ) Closing Date Facility Fee. The Borrower shall pay to the Administrative Agent on the date of the initial Borrowing a facility fee in the amount set forth in the letter agreement dated March 14, 2000 among the Borrower and the Co-Arrangers.

       ( ) Administrative Agent Fee. The Borrower shall pay to the Administrative Agent, for its own account, an administrative agent's fee of $200,000 per annum, payable in advance in monthly installments with the first installment due on the Closing Date (pro-rated for the remainder of the month in which such date falls) and future installments payable on the last Domestic Business Day of each calendar month thereafter (for the next succeeding month).

       ( ) Collateral Administration Fee. The Borrower shall pay to Chase in its capacity as a Collateral Agent, a collateral administration fee of $50,000 per annum, payable in advance in quarterly installments, with the first installment due on the Closing Date (pro rated for the remainder of the calendar quarter in which such date falls), and future installments payable on the last Domestic Business Day of each calendar quarter thereafter (for the next succeeding calendar quarter).

       ( ) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee, calculated for each day and equal to the sum of (i) the Commitment Fee Rate for such day (expressed as a daily rate), multiplied by the amount by which such Lender's Commitment on such day exceeds its Outstanding Committed Amount on such day. Such commitment fees shall accrue from and including the Interim Order Date to but excluding the Commitment Termination Date and shall be payable monthly in arrears on the last Domestic Business Day of each calendar month after the Closing Date, and on the Commitment Termination Date.

       ( ) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a utilization fee for each day on which the Total Utilization of Commitments equals or exceeds $75,000,000 in an amount equal to the Utilization Fee Rate for such day expressed as a daily rate, multiplied by such Lender's Outstanding Committed Amount on such day. Such utilization fees shall be payable monthly in arrears on the last Domestic Business Day of each calendar month.

       ( ) The fees provided for in this Section 2.07 shall be in addition to, and not in lieu of, any costs, expenses or other amounts required to be paid by the Borrower pursuant to the Financing Documents including, without limitation, pursuant to Section 5.12 or Section 11.03 hereof.

       Section .. Final Maturity of Loans The Loans shall mature, and the outstanding principal amount thereof shall be due and payable (together with interest accrued thereon), on the Commitment Termination Date.

       Section .. Unscheduled Mandatory Prepayments of Loans; Reduction of Commitments

       ( ) Asset Sales. If after the Closing Date any Crown Company receives any Net Cash Proceeds of any Asset Sale, the Borrower shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds of such Asset Sale. Concurrently with the closing of any Asset Sale, the Net Cash Proceeds received at such closing shall be deposited in the Prepayment Account until that portion of such Net Cash Proceeds (or an amount equal thereto) which is required to be applied to prepay Loans is so applied.

       ( ) Incurrence of Debt. If after the Closing Date any Crown Company receives any Net Cash Proceeds from the issuance or other incurrence of any Debt, the Borrower shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds; provided that this subsection (b) shall not apply to any Net Cash Proceeds of (i) Debt under this Agreement or (ii) Permitted Intercompany Debt.

       ( ) Equity Issuances. If after the Closing Date any Crown Company receives any Net Cash Proceeds from any Equity Issuance, the Borrower shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds.

       ( ) Tax Refunds. If after the Closing Date any Crown Company receives any cash refund or rebate of any federal, state or other tax, the Borrower shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such tax refund or rebate, provided that if, immediately prior to receipt of any such refund or rebate, the cumulative amount of all such refunds or rebates received since the Closing Date (such amount from time to time being referred to herein as the "Cumulative Tax Refund Amount") does not exceed $2,000,000, the requirements of this subsection (d) shall apply to such refund or rebate only with respect to a portion thereof equal to the amount by which the Cumulative Tax Refund Amount immediately after receipt of such refund or rebate exceeds $2,000,000.

       ( ) Excess Casualty Proceeds. The Borrower (or the Collateral Agent on its behalf shall apply any Excess Casualty Proceeds to prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Excess Casualty Proceeds.

       ( ) Prepayments from Cash Balances. The Borrower shall from time to time prepay (subject to subsection (g) below) an aggregate principal amount of Loans in an amount equal to the excess (such excess, as of any date of determination, being the "Excess Cash Amount"), if any, of (x) the amount of the Cash Balances of the Borrower and all other Crown Companies incorporated in the United States outstanding over (y) the sum of (a) the aggregate anticipated cash funding needs of the Borrower on such date of determination and the succeeding Domestic Business Day, (b) the aggregate amount of cash required to be maintained on deposit as a minimum balance by the applicable financial institutions for the disbursement accounts, payroll accounts, depository accounts, concentration accounts and sub-concentration accounts contemplated by the Security Agreement and the Motion of Debtors and Debtors in Possession Authorizing Maintenance of Pre-Petition Business Forms and Bank Accounts and (c) $2,500,000.

       (  ) Timing of Prepayment. Each prepayment required by subsection (a),
(b), (c), (d) or (e) of this Section 2.09 shall be made within two Domestic Business Days after any Crown Company receives the relevant Net Cash Proceeds, and each prepayment required by subsection (f) of this Section 2.09 shall be made on the Domestic Business Day on which any excess Cash Balance which is required to be prepaid under such subsection is outstanding. Notwithstanding the foregoing, if the aggregate principal amount of the

Loans required to be prepaid on any date pursuant to this Section 2.09 is less than $250,000, such prepayment shall be deferred until the aggregate principal amount of the Loans required to be prepaid pursuant to this Section 2.09 (including such deferred amounts) is not less than $250,000.

       ( ) Allocation of Prepayments; Ratable Application. Each prepayment of the Loans required under Section 2.09(a) through (e) above (an "Unscheduled Mandatory Prepayment") shall be applied first to prepay the outstanding Base Rate Loans to the full extent thereof and permanently reduce the Commitments by the amount of such prepayments, second, to prepay Euro-dollar Loans to the full extent thereof and permanently reduce the Commitments by the amount of such prepayments, and third, to permanently reduce the Commitments to the full extent thereof, provided that, so long as no Default has occurred and is continuing and the Commitment Termination Date has not occurred, any such prepayment of Euro-dollar Loans that is due on a day other than the last day of the Interest Period applicable thereto pursuant to this Section 2.09 may be deferred at the election of the Borrower until the last day of such applicable Interest Period so long as the amount required to be so prepaid has been deposited with the Collateral Agent for the benefit of the Lenders on the date on which such prepayment was otherwise required to be made, and any prepayment so deferred shall be made from the funds so deposited on the last day of the applicable Interest Period.

       (  ) Interest. Each prepayment of principal of the Loans under this
Section 2.09 shall be made together with interest accrued on the amount prepaid to the date of payment.

       Section ..  Optional Prepayments

       ( ) Notice to Administrative Agent. Subject in the case of any Euro-Dollar Loans to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay the Loans comprising any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $2,500,000 or any larger multiple of $1,000,000 (in each case as specified in such Prepayment Notice).

       ( ) Notice to Lenders. Upon receiving a Prepayment Notice pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of such prepayment and such Prepayment Notice shall not thereafter be revocable by the Borrower.

       ( ) Payment of Accrued Interest. Each prepayment of principal of the Loans under this Section 2.10 shall be made together with interest accrued on the amount prepaid to the date of payment.

       Section .. Termination or Reduction of Commitments The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent,
(i) terminate the Commitments at any time, if no Lender has any Outstanding Amount, respectively, after such termination, or (ii) ratably reduce the Commitments from time to time by an aggregate amount of $2,500,000 or any larger multiple of $1,000,000; provided that immediately after such reduction no Lender's Outstanding Amount shall exceed its Commitment as so reduced. Unless previously terminated, the Commitments shall terminate in their entirety on the Commitment Termination Date. Once reduced or terminated the Commitments may not be reinstated. The Borrower's notice to the

Administrative Agent shall designate the date (which shall be a Domestic Business Day) of such termination or reduction, whether the Commitments are to be terminated or reduced, and the amount of any partial reduction of the Commitments, and such termination or reduction of the Commitments shall be effective on the date specified in the Borrower's notice and shall be applied ratably to the Commitments (as specified by the Borrower in such notice), respectively, of the several Lenders.

       Section ..  General Provisions as to Payments

       ( ) The Borrower shall make each payment of principal of, and interest on, the loans and the LC Reimbursement Obligations and each payment of facility fees, commitment fees and letter of credit fees (other than fees payable directly to the LC Issuing Banks) hereunder not later than 2:00 P.M. (Eastern
Time) on the date when due, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address for payments specified in or pursuant to Section 11.01. Upon receiving a payment for the account of the Lenders, the Administrative Agent will promptly distribute to each such Lender its ratable share of such payment. Whenever any payment of principal of, or interest on, the Base Rate Loans or of LC Reimbursement Obligations or interest thereon or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       ( ) Unless the Administrative Agent shall have received notice from the Borrower before the date on which any payment is due to any of the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower have made such payment in full to the Administrative Agent on such date and, in reliance upon such assumption, the Administrative Agent may (but shall not be obligated to) cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each such Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

       Section .. Funding Losses If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate (pursuant to Article 2, 8, or 10 or otherwise, but excluding any prepayment required pursuant to Section 2.03(c) or any conversion required pursuant to Section 10.02) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.04(c), or if the Borrower fails to borrow, prepay or convert any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.03(a), Section 2.05 or Section 2.10, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay or convert, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

       Section ..  Computation of Interest and Fees

       ( ) Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

       ( ) The Administrative Agent shall determine the interest rates applicable to the Loans from time to time and the LC Fee Rate applicable hereunder and the amount of accrued interest and fees. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of each such interest rate and LC Fee Rate and the amount of accrued interest and fees so determined, and its determination thereof shall be conclusive in the absence of manifest error.

       Section .. Release of Security Interests in Assets Being Sold The Administrative Agent shall from time to time instruct the Collateral Agent to release specific assets (but not all or substantially all the Collateral) from the Security Interests pursuant to Section 14 of the Security Agreement or
Section 7.02(b) of any Mortgage if:

         ( ) the Administrative Agent shall have received a written request fo such release signed by an Executive Officer or the Financial Officer stating that (x) the assets to be released are being sold and (y) the sale thereof does not violate Section 7.03 hereof,

         ( ) arrangements satisfactory to the Administrative Agent have been made so that such release will become effective no earlier than the closing of such sale;

         ( ) in the case of an Asset Sale, arrangements satisfactory to the Administrative Agent have been made to deposit an amount equal to the Net Cash Proceeds payable at the closing of such Asset Sale, if any, in the Prepayment Account and apply it to prepay Loans to the extent required by
       Section 2.08;

         ( ) no Default or Enforcement Notice is in effect when such instructions are given; and

         ( ) in the case of an Asset Sale requiring the prior written consent of Required Lenders, such consent has been obtained and the approval of the Court (to the extent such Court approval is required pursuant to the Bankruptcy Code or an order of the Court) with respect to such Asset Sale shall have been obtained.

       Section .. Superpriority Nature of Obligations All Obligations under the Financing Documents

         ( ) shall constitute allowed administrative expense claims in the Chapter 11 Cases against the Borrower and the Guarantors that are Chapter 11 Parties with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b)
       and 726 of the Bankruptcy Code,

         ( ) shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower and the Guarantors, whether acquired before or after the Petition Date (other than causes of action arising solely under the Bankruptcy Code),

         ( ) shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors encumbered by valid and perfected Liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code (other than the existing Liens securing the obligations of the Borrower under the Existing Credit Facility, as to which the Lien in favor of the Collateral Agent and the Lenders will be as described in clause (iv) below), which Lien shall be junior to such valid and perfected Liens, and

         ( ) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all property of the Borrower and the Guarantors that are Chapter 11 Parties (including without limitation, real property, accounts receivable, inventory, equipment, interests in leaseholds, intellectual property, rights under license agreements and the capital stock of all direct and indirect Subsidiaries of the Borrower and, in each case, the proceeds thereof) that is encumbered by (a) existing Liens that presently secure the Borrower's Pre-Petition Indebtedness under the Existing Credit Facilities (but subject to any Liens in existence on the Petition Date to which the Liens being primed hereby are junior or become junior to subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code) and (b) any Liens granted after the Petition Date to provide adequate protection in respect of the Existing Credit Facilities, subject only to (x) in the event of the occurrence and during the continuance of any Default, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors that are Chapter 11 Parties and any statutory committees appointed in the Chapter 11 Cases in an aggregate amount not to exceed $2,000,000, (y) the payment of unpaid fees pursuant to 28 U.S.C. (S) 1930 and to the Clerk of the Court and, (z) solely in the case of the Liens on unencumbered property of the Chapter 11 Parties existing at the time of commencement of the Chapter 11 Cases referred to in clause (ii) above, expenses of administration in any chapter 7 proceedings into which the relevant Chapter 11 Party's Chapter 11 Case is converted (collectively, the "Carve- Out"), provided that, except as otherwise provided in the Interim Borrowing Order or the Borrowing Order, no portion of the Loans, Letters of Credit, the Collateral or the Carve- Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness owing to the Existing Lenders in respect of the Existing Credit Facilities or to the collateral securing such indebtedness or to assert any claims or causes of action against the banks or the agent under the Existing Credit Facilities. The Lenders agree that so long as no Default shall have occurred, the Borrower and the

Guarantors that are Chapter 11 Parties shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. (S) 330 and 11 U.S.C. (S) 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

       Section ..  Joint and Several Liability

       All Obligations of the Borrower and the Guarantors under the Financing Documents shall be joint and several. The Obligations of and the Liens granted by the Borrower under the Financing Documents shall not be impaired or released by any action or inaction on the part of any Agent or any Lender with respect to any Credit Party, including any action or inaction which would otherwise release a surety.

       Section .. Defaulting Lenders Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "Defaulting Lender") defaults (a "Funding Default") (x) more than once in its obligation to fund a Loan in accordance with Section 2.01 or to fund its reimbursement obligation under and in accordance with Section 2.06(j)(i), or (y) in its obligation to fund any Loan in accordance with Section 2.01 or to fund its reimbursement obligation under and in accordance with Section 2.06(j)(i) and such failure continues after 5:00 P.M. on the date such funding is required hereunder, in either case whether or not as a result of the commencement of insolvency proceedings for such Lender (any such Loan or amount which such Lender fails to fund as described in clause
(x) or (y) being a "Defaulted Lending Commitment"), then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Financing Documents, (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Loans pursuant to Section 2.10 shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Credit Exposure of such Defaulting Lender were zero, and (b) any unscheduled Mandatory Prepayment of Loans pursuant to Section 2.09 shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Lending Commitments of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b) provided, however, that the Administrative Agent may, notwithstanding anything in this clause (ii) to the contrary, elect that any such prepayment of Loans and any interest thereon be applied to cash collateralize such Defaulting Lender's unfunded Commitments pursuant to any arrangements entered into by the Defaulting Lender and the Administrative Agent pursuant to clause (B)(2) of the following paragraph, (iii) such Defaulting Lender's Commitments and outstanding Loans and such Defaulting Lender's LC Exposure shall be excluded for purposes of calculating the commitment fees payable to Lenders pursuant to Section 2.07 in respect of any day during any Default Period with respect to such

Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fees pursuant to Section 2.07 with respect to such Defaulting Lender's Commitments in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Lending Commitments of such Defaulting Lender.

       For purposes of this Agreement, (I) "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (A) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of this Section
2.18 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitments and, if such Defaulting Lender is a Defaulting Lender pursuant to clause (y) of the preceding paragraph, shall have made arrangements and provided further assurances satisfactory to the Administrative Agent and the Borrower (in their sole discretion) regarding such Lender's honoring of such future obligations under this Agreement, and (C) the date on which the Borrower, the Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Percentage of the aggregate outstanding principal amount of Loans and funding obligations under Section 2.06(j)(i) of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Lending Commitment) over the aggregate outstanding principal amount of Loans and funded obligations under Section 2.06(j)(i) of such Defaulting Lender.

       No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by the Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this Section 2.18. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which the Borrower may have against such Defaulting Lender with respect to any Funding Default and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

       Section ..  Removal or Replacement of a Lender

       ( ) Anything contained in this Agreement to the contrary notwithstanding, in the event that (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Domestic Business Days after the Borrower's request that it cure such default, then, and in each such case, the Borrower shall have the right, at its option, to remove or replace the Defaulting Lender (the "Terminated Lender") to the extent permitted by Section 2.19(b).

       ( ) The Borrower may, by giving written notice to the Administrative Agent, the Syndication Agent and any Terminated Lender of their election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees to the maximum extent permitted by law) to assign its outstanding Loans and its Commitments, if any, in full to one or more Persons who would otherwise be eligible to take such assignment under Section 11.06 (each a "Replacement Lender"), in accordance with the provisions of Section 11.06; provided that on the date of such assignment, the Borrower shall pay any accrued and unpaid interest on the Loans so assigned and any fees (subject to clause (iii) of the first paragraph of Section 2.18) payable to such Terminated Lender and any other amounts payable to such Terminated Lender pursuant to
Section 2.06 or Article 10; provided further that the Borrower may not make either of such elections with respect to any Terminated Lender that is an LC Issuing Bank unless, prior to the effectiveness of such election, the Borrower shall have caused each outstanding Letter of Credit issued by such LC Issuing Bank to be cancelled.

       ( ) Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Commitments, if any, pursuant to clause (i) of Section 2.19(b), such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender to indemnification under this Agreement (including under Sections 2.06(n) and 11.03 and Article 10) shall survive as to such Terminated Lender.

       Section .. Regulation D Compensation For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents), and as a result the cost to such Lender (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the
                   -----
applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Lender is then entitled under this Section (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

                                    Article

                                  Conditions

       Section .. Effectiveness of this Agreement; Closing This Agreement will become effective, and the Closing will occur, when (i) the Administrative Agent shall have received the following documents, each dated the Closing Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied:

         ( ) with respect to each party listed on the signature pages hereof, either a counterpart of this Agreement signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent that such party has signed a counterpart hereof;

         ( ) a duly executed Note complying with the provisions of Section 2.03 payable to each Lender;

         (  ) a counterpart of the Guaranty Agreement signed by each Guarantor;

         ( ) a counterpart of the Security Agreement, signed by the Borrower and each Guarantor (it being understood that, regardless of any other provision of this Agreement or the other Financing Documents, in so far as Guarantors organized under the laws of jurisdictions other than those of the United States of America are concerned, the Administrative Agent and the Syndication Agent shall have discretion, acting jointly, in determining whether or not such Guarantors sign Security Agreements and, if they do, what Collateral they encumber with the Lien thereof), together with (to the extent not previously delivered to Morgan in its capacity as agent under the Existing Credit Facilities) certificates evidencing all the certificated Equity Interests of the entities listed in Schedule 4 hereto and signed stock powers (with appropriate signature guarantees) or other appropriate instruments of transfer relating thereto;

         ( ) a signed counterpart of a Mortgage with respect to each property identified in Schedule 3 in proper form for recording in the relevant jurisdictions, together with evidence reasonably satisfactory to Collateral Agent that any related intangibles, mortgage recording or similar taxes will be paid in connection with such recording;

         ( ) all signed UCC financing statements reasonably requested by the Collateral Agent to perfect its security interests in the Collateral;

         ( ) written wire transfer instructions signed by Borrower on behalf of the Borrower and in form and substance reasonably satisfactory to the Administrative Agent for application of the proceeds of the initial Borrowing hereunder on the date of initial Borrowing, including providing for the payment on the date of initial Borrowing of (1) all fees, expenses and other amounts payable by the Borrower on or before such date to the Co-Arrangers, the Agents and the Lenders in connection with this Agreement, and (2) all fees and expenses of each counsel and financial advisor to the Agents and the Lenders in connection with this Agreement, the Existing Credit Facilities and the transactions contemplated thereby;

         ( ) an opinion of Shearman & Sterling, special New York and California counsel for the Borrower and the Guarantors, substantially in the form of Exhibit E-1 hereto (and the Borrower hereby requests such counsel to deliver such opinions to Lenders);

         ( ) an opinion of Williams Mullen Clark & Dobbins, special Virginia counsel for the Borrower and the Guarantors, substantially in the form of Exhibit E-2 hereto (and the Borrower hereby requests such counsel to deliver such opinion to Lenders);

         ( ) an opinion of Dinsmore & Shohl, special Ohio counsel for the Borrower and the Guarantors, substantially in the form of Exhibit E-3 hereto (and the Borrower hereby requests such counsel to deliver such opinion to Lenders);

         ( ) an opinion of Jones, Walker, Waechter, Poitevant, Carrere & Denegre, special Louisiana counsel for the Borrower and the Guarantors, substantially in the form of Exhibit E-4 hereto (and the Borrower hereby requests such counsel to deliver such opinion to Lenders);

         ( ) an opinion of Butler, Snow, O'Mara, Stevens & Cannada, PLLC, special Mississippi counsel for the Borrower and the Guarantors, substantially in the form of Exhibit E-5 hereto (and the Borrower hereby requests such counsel to deliver such opinion to Lenders);

         ( ) all approvals, consents and other actions by or in respect of, or filings with, any governmental body, agency, official, authority or other Person (including stockholders) required in connection with the transactions contemplated by the Financing Documents shall have been obtained, taken or made (except for any such approvals, consents, actions or filings with any Person (other than any governmental body, agency, official or authority) as to which the failure to have obtained, taken or made them is not, in the aggregate, material);

         ( ) a certified copy of the Interim Borrowing Order (or if there is no Interim Borrowing Order, the Borrowing Order) together with evidence that it has been entered by the Court and such Order has conferred on the Lender and the Agents all the rights and benefits contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent;

         ( ) no pleading, application or objection sought by any party in interest (including any Existing Lender) shall have been granted by the Court which has not been withdrawn, stayed, dismissed or denied seeking
       (i) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 Case, (ii) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases or of a trustee in bankruptcy of the Borrower, (iii) the appointment of an examiner (with expanded powers) for the Borrower under
       Section 1106(b) of the Bankruptcy Code, (iv) the granting of an administrative expense or priority claim or a Lien in either case pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and the Borrowing Order, (v) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the

       Borrowing Order without the prior written consent of the Agents and Required Lenders, or (vi) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of the Borrower;

         ( ) all First Day Orders entered by the Court on or prior to the Closing Date are in form and substance satisfactory to the Administrative Agent and the Syndication Agent;

         ( ) since December 27, 1998, no Material Adverse Effect (in the sole opinion of Required Lenders) shall have occurred;

         ( ) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a certificate from an appropriate officer of each of the Credit Parties (i) attaching copies of the Organizational Documents of such Credit Party and copies of resolutions or consents of the board of directors of such Credit Party or of its applicable partner or member authorizing the applicable Financing Documents, the Chapter 11 Cases and the other transactions contemplated hereby, and (ii) certifying (A) that such copies are true, correct and complete copies thereof and that such resolutions and Organizational Documents are in full force and effect as of the Closing Date and have been duly adopted in accordance with the Organizational Documents of such Credit Party, and (B) as to the signatures and incumbency of the Persons executing Financing Documents on behalf of such Credit Party;

         ( ) the Administrative Agent shall have received copies of any personal property Lien and tax and judgment Lien searches with respect to personal, real and mixed properties of the Borrower and the Guarantors received by the Borrower prior to the Closing Date; and the results of such searches, and the items disclosed on Schedule 6 hereto, shall be reasonably satisfactory to the Administrative Agent;

         ( ) Morgan, as administrative agent under the Existing Credit Agreement, shall be satisfied with the nature and extent of adequate protection granted in respect of the rights of the lenders and the administrative agent thereunder, it being understood that such adequate protection shall not be satisfactory unless, at a minimum, it includes
       (i) a second lien (junior only to the liens granted pursuant hereto) on unencumbered assets of the Borrower (including without limitation property acquired after commencement of the Chapter 11 Case), (ii) current cash-payment of a portion of the interest accruing under the Existing Credit Agreement at a rate per annum equal to Base Rate plus 1%,
       (iii) accruals of additional interest in an amount equal to the spread between such rate and the non-default contract rate as an expense of administration in the Borrower's Chapter 11 Case, (iv) further accruals of additional interest in an amount equal to the spread between such contract rate and the default rate provided for in the Existing Credit Agreement and (v) cash payment in full at the Closing hereunder of all the fees and expenses of Morgan, in such capacity (including the fees and expenses of its counsel and other consultants and advisors);

         ( ) security and other documents relating to assets outside the United States in form and substance acceptable to the Administrative Agent and the Syndication Agent;

         ( ) the Cash Plan in form and substance acceptable to the Administrative Agent and the Syndication Agent;

         (  ) a Borrowing Base Certificate as of the Closing Date; and

         ( ) all other documents that the Administrative Agent may reasonably request relating to the existence of the Crown Companies, the corporate or other authority for and the validity of the Financing Documents, the creation and perfection of the Liens contemplated by the Collateral Documents and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after the Closing occurs, the Administrative Agent shall notify the Borrower and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

       Notwithstanding anything herein to the contrary, it is understood and agreed that the documents and items set forth on Schedule 9 hereto shall be delivered after the Closing Date in accordance with Section 5.10. Each Lender, by delivering its signature page to this Agreement and funding its initial Loans, if any, on the date of initial Borrowing, shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to the Lenders, including any changed pages thereto delivered to the Lenders), each Financing Document and each other document required to be approved or consented to by the Required Lenders or the Lenders, as applicable, under this Section 3.01.

       Section .. Credit Events The obligations (i) of each Lender to make a Loan on the occasion of each Borrowing, (ii) of an LC Issuing Bank to sell and of each Lender to purchase each participation in a Letter of Credit as and when provided in Section 2.06, and (iii) of each LC Issuing Bank to extend (or allow the extension of) the expiry date of a Letter of Credit issued by it hereunder as and when provided in Section 2.06 are each subject to the satisfaction of the following conditions:

       (  ) the Closing Date shall have occurred;

       ( ) the Administrative Agent shall have received notice of the relevant Credit Event as required by Section 2.02 or 2.06(c), as the case may be;

       ( ) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, (i) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments and (ii) the aggregate amount of Aggregate LC Exposure (after giving effect to the application of the proceeds of any Revolving Credit Borrowing then being made) will not exceed the amount thereof permitted under clauses (i) and (ii) of Section 2.06(a);

       ( ) (i) immediately before and after such Credit Event, no Default shall have occurred and be continuing and

         (ii) regardless of any other provision of this Agreement or the other Financing Documents, insofar as Subsidiaries organized under the laws of jurisdictions other than those of the United States of America are concerned, the Administrative Agent and the Syndication Agent, acting jointly, and in their sole reasonable discretion, shall be satisfied (A) as to which such Subsidiaries shall have and have not signed Guaranties, (B) as to those, if any, that have signed, which of them shall have pledged Collateral and (C) as to those that have pledged, as to the Collateral actually selected for pledge and the arrangements for perfection thereof;

       ( ) each of the representations and warranties made by the Borrower or the Guarantors in or pursuant to any Financing Document to which it is a party shall be true on and as of the date of such Credit Event as if made on and as of such date;

       ( ) no order, judgment or decree of any court (including, without limitation, the Court), arbitrator or governmental authority shall purport to enjoin or restrain such Lender from making any such Loan or extending or issuing any such Letter of Credit on the date of such Credit Event;

       ( ) immediately after giving effect to such Credit Event, the limitations on borrowing set forth in Section 2.01(b) shall have been complied with;

       ( ) the making of the Loans requested in connection with any such Borrowing shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

       ( ) there shall not be pending or, to the knowledge of the Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Crown Company that has not been disclosed by the Borrower in writing pursuant to Section 4.06 or 5.01(k), and there shall have occurred no development in any such action, suit, proceeding, governmental investigation or arbitration, that (i) in any manner questions the validity of any Financing Document, (ii) could reasonably be expected to have a Material Adverse Effect or in which there is a reasonable possibility of an adverse decision that could reasonably be expected to have a Material Adverse Effect, or
(iii) seeking to enjoin, stay or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder;

       ( ) either () the Interim Borrowing Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect, and neither the making of any Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Financing Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal, or () the Borrowing Order shall have become a Final Order;

       ( ) with respect to the initial Credit Event after the Borrowing Order is entered by the Court, the Administrative Agent and the Syndication Agent shall be reasonably satisfied with their due-diligence review of the operations, prospects, financial-reporting systems, existing obligations and financial condition of the Borrower and its Subsidiaries, including, should the Administrative Agent or the Syndication Agent in their discretion request the same, (i) an appraisal of the inventory of the Borrower and its Subsidiaries prepared at the Borrower's expense by a third-party consultant satisfactory to the Administrative Agent and the Syndication Agent, (ii) an analysis of the reporting and accounts receivable and inventory-control systems of the Borrower and its Subsidiaries prepared at their expense by auditors, professionals or employees selected by the Administrative Agent and the Syndication Agent, (iii) a review of the consolidating and consolidated financial projections of the Borrower and its Subsidiaries showing the effects of the Chapter 11 Cases and
(iv) the delivery to the Administrative Agent and the Syndication Agent of Uniform Commercial Code searches conducted in jurisdictions in which any Credit Party conducts business or holds property reflecting the absence of liens on the assets (including inventory) of any Credit Party, except for such liens as the Administrative Agent and the Syndication Agent may find, in their discretion, to be unobjectionable; and

       ( ) all First Day Orders (if any) entered since the Closing Date are in form and substance satisfactory to the Administrative Agent and the Syndication Agent.

       Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event that all of the conditions set forth in this Section 3.02 have been satisfied and that each certification contained in the relevant Notice of Borrowing or LC Request, as the case may be, is true, correct and complete on the date of such Credit Event.


                                    Article

                        Representations and Warranties

       The Borrower represents and warrants to the Lender Parties that:

       Section .. Corporate Existence and Power The Borrower is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and, subject to compliance with any applicable provisions of the Bankruptcy Code, has all corporate or other powers and all material Governmental Approvals required to carry on its business as now conducted and as proposed to be conducted, except for such Governmental Approvals the failure of which to have in the aggregate could not be reasonably expected to have a Material Adverse Effect. The Borrower is in compliance with its Organizational Documents and all orders of the Court.

       Section .. Corporate and Governmental Authorization, No Contravention The execution and delivery by each Crown Company of the Financing Documents to which it is a party, its performance of its obligations thereunder and, with respect to the Borrower, the issuance and payment of the Notes are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the approval of the Court and such actions or filings as shall have occurred at or before the time required by the Financing Documents, each of which shall be in full force and effect to the extent required by the Financing Documents) and do not contravene, or constitute a default under, any Applicable Laws (including an applicable order of the Court) or any provision of its Organizational Documents, or of any agreement or other instrument binding upon it (which contravention or default, in the case of such instruments or agreements, would give rise to rights enforceable on a post-Petition Date basis) or result in or require the imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its assets.

       Section .. Binding Effect This Agreement constitutes a valid and binding agreement of the Borrower, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each Crown Company that is a party thereto, in each case enforceable in accordance with its terms, except as enforceability may be limited by general principles of equity and, in the case of any Guarantor, by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditor's rights generally.

       Section .. Security Interests On the Closing Date, the Collateral Documents will create valid Security Interests in the Collateral. At all times after the Closing, the Collateral Documents, in conjunction with the entry of the Interim Borrowing Order and/or the Borrowing Order, will create valid and perfected Security Interests in the Collateral of the Borrower from time to time covered or purportedly covered thereby. Such Security Interests will be prior to all other Liens (except as set forth in the Interim Borrowing Order and the Borrowing Order) on such Collateral until the applicable Security Interest is released pursuant to Section 14 of the Security Agreement on Section 7.02(b) of any Mortgage.

       Section ..  Financial Information

       ( ) The consolidated balance sheet of Crown Paper and its Consolidated Subsidiaries as of December 27, 1998 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by Ernst & Young LLP, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of Crown Paper and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

       ( ) Since December 27, 1998, no event has occurred and no condition has come into existence which has had, or is reasonably likely to have, a Material Adverse Effect.

       Section .. Litigation Except as disclosed in Schedule 5 hereto or pursuant to Section 5.01(i), there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, any Crown Company before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision that could reasonably be expected to have a Material Adverse Effect or
(ii) which in any manner questions the validity of any Financing Document.

       Section .. Compliance with ERISA Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

       Section .. Taxes The Crown Companies have filed all United States Federal income tax returns that are required to be filed by them (or have filed appropriate extensions for filing such tax returns) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided. The charges, accruals and reserves on the books of the Crown Companies in respect of taxes or other similar governmental charges are, in the opinion of Borrower, adequate.

       Section .. Compliance with Laws The Crown Companies are in compliance in all material respects with all Applicable Laws other than such laws, rules or regulations (i) the validity or applicability of which the relevant Crown Company is contesting in good faith or (ii) the failure to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

       Section .. No Regulatory Restrictions on Borrowing Neither the Borrower nor any Guarantor is (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) otherwise subject to any regulatory scheme (other than the Bankruptcy Code) which restricts its ability to incur Debt hereunder.

       Section .. Environmental Matters( ) From time to time after the Closing, Borrower will review the effect of Environmental Laws on the business, operations and properties of the Crown Companies, in the course of which reviews it will identify and evaluate associated liabilities and costs. On the basis of such reviews, Borrower has reasonably concluded that the foregoing associated liabilities and costs are unlikely to have a Material Adverse Effect.

       ( ) Except to the extent that the Environmental Liabilities of the Borrower that relate to or could result from the matters referred to in this
Section 4.11(b) would not exceed $1,000,000 for any one occurrence, no material notice, notification, demand, request for information, citation, summons, complaint or order with respect to Hazardous Substances or any violation of Environmental Laws is in existence or, to the knowledge of Borrower, proposed, threatened or anticipated with respect to or in connection with the operation of any properties to be owned, leased or operated after the Closing Date by any Crown Company.

       Section .. Full Disclosure All information heretofore furnished in writing by any Crown Company to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the Crown Companies to any Agent or Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified. Borrower has disclosed to the Lenders in writing any and all facts which are known to it and which have had or could reasonably be expected to have a Material Adverse Effect.

       Section .. Information as to Equity Interests and Instruments Owned by Crown Companies Schedule 4 hereto sets forth a correct and complete list of each Subsidiary of Borrower, its outstanding Equity Interests, the owner thereof and the percentage thereof owned by such owner. None of such interests consist of uncertificated securities. None of Crown Vantage nor any of its Subsidiaries (including, without limitation, the Borrower) owns any interest in any Subsidiary that is not the Borrower or listed on Schedule 4. No Debt (including Permitted Intercompany Debt) owed to any Lien Grantor is evidenced by an instrument (as such term is defined in the UCC) that is not held in a Concentration Account or pledged to the Collateral Agent as part of the Collateral. No Subsidiary has any significant assets except as noted on Schedule 4.

       Section .. Representations in Other Financing Documents The representations of each Guarantor in Section 2 of the Guaranty Agreement and the representations of each Lien Grantor in Section 2 of the Security Agreement and
Section 5 of each Security Agreement Supplement (if any) signed by it are true.

       Section .. Margin Stock The Crown Companies do not own, as of the date hereof, or expect that the Crown Companies will acquire any Margin Stock in the future.

       Section .. Representations Concerning Cash Management System The summary of Borrower's cash management system set forth in the First Day Orders is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. The Borrower does not own any Deposit Account which is not subject to the liens granted under the Security Agreement. Except for changes expressly contemplated in the Financing Documents, there has been no material change to the cash management system except such changes as have been disclosed to the Collateral Agent in writing and approved by Required Lenders.

       Section .. Pre-Petition Indebtedness; Existing Liens As of the Petition Date, the aggregate principal amount of Debt and letter of credit exposure outstanding and owed under the Existing Credit Facilities (exclusive of any accrued interest, fees or other charges thereunder) is as specified in the Interim Borrowing Order. Schedule 6 identifies all other Pre-Petition Indebtedness secured by assets of any Crown Company. Except as set forth in Schedule 7, as of the Petition Date, there were no Liens on any property of any Crown Company other than Permitted Encumbrances.

       Section .. Chapter 11 Cases The Chapter 11 Cases were commenced on the Petition Date in accordance with Applicable Law, venue is proper with respect thereto and proper notice thereof has been given to creditors to the extent required by Applicable Law.

       Section .. Cash Plan The Borrower has, in connection with the preparation of each supplement to the Cash Plan required to be delivered to the Administrative Agent pursuant to Section 5.01(o), made all investigations and inquiries as the Borrower deems necessary and prudent therefor. A summary of the significant assumptions upon which each such supplement is based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, the Borrower believes that the assumptions on which each such supplement to the Cash Plan is based are reasonable. The projections for the Borrower set forth in each such supplement to the Cash Plan, taken as a whole, provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

       Section .. Collateral Information for Interim Borrowing The Borrower represents and warrants that the information set forth on Exhibit K is true and correct in all material respects.


                                    Article

                             Affirmative Covenants

       The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder or any Obligation remains unpaid, it will, or will cause its relevant Affiliate or Affiliates to comply with each of the following:

       Section .. Information The Borrower will deliver the following information to the Administrative Agent, the Syndication Agent and each Lender:

       ( ) as soon as available and in any event not later than 5:00 p.m. (Eastern Time) on the second Domestic Business Day of each week after the Closing Date, () consolidated cash flow reports, consistent with the Cash Plan and otherwise substantially in the form and scope of the Cash Plan reflecting on a line-item basis cash receipts and disbursements for the Borrower and () a calculation, in reasonable detail, of the Excess Cash Amount for each Domestic Business Day of the preceding week, all of the foregoing to be in form and substance satisfactory to Administrative Agent and certified as complete and correct by the Financial Officer of the Borrower.

       ( ) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower (other than fiscal 1999, in respect of which such period shall be 120 days), the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

       ( ) as soon as available and in any event no later than the due dates set forth in the table below, an unaudited condensed consolidated balance sheet of Crown Vantage and its Consolidated Subsidiaries and of Crown Paper and its consolidated Subsidiaries, and the related condensed consolidated statements of operations for such Fiscal Quarter or month, as the case may be, and for the portion of the Fiscal Year, as the case may be, ended at the end of such Fiscal Quarter or month, as the case may be, and of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter or month, as the case may be, setting forth in each case in comparative form the unaudited consolidated statements of operations and cash flows (to the extent available) for the corresponding Fiscal Quarter or month, as the case may be, and the corresponding portion of the previous Fiscal Year, all prepared in accordance GAAP and, with respect to any such financial statements for any Fiscal Quarter or Fiscal Year, in accordance with Rule 10-01 of Regulation S-X of the General Rules and Regulations under the Securities Act of 1933, or any successor rule that sets forth the manner in which interim financial statements shall be prepared;


            --------------------------------------------------------
                Reported Period                         Due Date
            --------------------------------------------------------
            Calendar Months                       Within 30 days
            --------------------------------------------------------
            First Three Quarters                  Within 45 days
            --------------------------------------------------------

       ( ) simultaneously with the delivery of each set of financial statements referred to in Section 5.01(b) and (c), a certificate of the Financial Officer of the Borrower, substantially in the form of Exhibit D-1 hereto, (i) setting forth in reasonable detail such calculations as are required to establish whether the Borrower was in compliance with the requirements of Article 6 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the Most Recent Audited Financial Statements, an event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such Material Adverse Effect, and (iv) stating whether, since the date of the Most Recent Audited Financial Statements, there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the Most Recent Audited Financial Statements which is material to the financial statements then being delivered;

       ( ) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, (i) a statement of the firm of independent public accountants which reported on such statements (x) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (y) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (d) above;

       ( ) within three Domestic Business Days after any Executive Officer or Financial Officer of Crown Paper obtains knowledge of any Default, if such Default is then continuing, a certificate of the Financial Officer setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

       ( ) within three Domestic Business Days after any Executive Officer or Financial Officer of any Crown Company obtains knowledge of any failure by a Crown Company to comply with the provisions (enforceable or actionable on a post-Petition Date basis) of any material contract and such failure could reasonably be expected to result in an Event of Default or Material Adverse Effect, if such failure is then continuing, a certificate of such Financial Officer setting forth the details thereof and the action that such Crown Company is taking or proposes to take with respect thereto;

       ( ) promptly after the mailing thereof to Crown Vantage's shareholders generally, copies of all financial statements, reports and proxy statements so mailed;

       ( ) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or current reports that any Crown Company shall have filed with the SEC;

       ( ) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Financial Officer setting forth details as to such occurrence and the action, if any, which the Borrower or the applicable member of the ERISA Group is required or proposes to take;

       ( ) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against any Crown Company before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Financing Document, a certificate of the Financial Officer setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by any Lender through the Administrative Agent;

       ( ) promptly upon Crown Vantage's or Crown Paper's receipt from its independent public accountants of any management letter regarding the reporting practices or internal controls of any Crown Company, a copy thereof and a description of any action being taken with respect to any material weakness referred to therein;

       ( ) promptly upon their becoming available, copies of all press releases and other statements made available generally by any Crown Company to the public concerning material developments in its business;

       ( ) promptly after the same is available, all pleadings, motions, applications, judicial information, financial information, operating reports and other documents (with a copy to counsel to the Administrative Agent) filed by or on behalf of the Borrower with the Court or the United States Trustee in the Chapter 11 Cases or distributed by or on behalf of Borrower to any official committee appointed in the Chapter 11 Cases; and without limiting the generality of the foregoing, the Borrower shall promptly deliver to, and discuss with, the Administrative Agent and its counsel any and all information and developments in connection with any event or condition which is reasonably likely to have a material effect on the Borrower or the Chapter 11 Cases, including, without limitation, the progress of any disclosure statement or any proposed Chapter 11 plan of reorganization;

       ( ) promptly after the same is available but in any event no later than the Closing Date and the 15/th/ Domestic Business Day of each month thereafter, a supplement to the Cash Plan setting forth, for the three calendar months immediately following the month in which such supplement is required to be delivered, a consolidated cash forecast for the Borrower in substantially the form of the Cash Plan attached hereto as Schedule 1 and in substance satisfactory to the Administrative Agent;

       ( ) promptly, upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon any Crown Company obtaining knowledge of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or any Environmental Liability in connection with any property now or previously owned, leased or operated by any Crown Company, (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case in which there is a reasonable likelihood of an adverse decision or determination which could result in a Material Adverse Effect;

       ( ) promptly upon any Person becoming or ceasing to be a Subsidiary of Crown Vantage, an update to Schedule 4 hereto setting forth the information described in Section 4.13 with respect to each Subsidiary of Crown Vantage (it being understood that nothing in this Section 5.01(q) shall be deemed to permit or authorize the creation, dissolution, liquidation or acquisition of a Subsidiary of Crown Vantage not otherwise permitted under this Agreement);

       ( ) from time to time such additional information regarding the financial position, results of operations or business of any Crown Company or the Chapter 11 Cases or such other matters relating to any Crown Company as any Lender may reasonably request through the Administrative Agent;

       ( ) as soon as available and in any event ( ) on or before 12:00 noon (Eastern Time) on the Wednesday following the Closing Date, and on each Wednesday thereafter, a weekly Borrowing Base Certificate as of the last day of the immediately preceding week, containing the supporting information specified in Exhibit D-2 hereto and certified as complete and correct by a Financial Officer of Borrower, ( ) within 15 days after the end of each calendar month, a Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of the most recently ended fiscal month, certified as complete and correct by a Financial Officer of Borrower, and ( ) such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request;

       ( ) within 30 days after the Petition Date, an operating plan for Crown Paper and its Consolidated Subsidiaries for the period from the Petition Date through the Stated Maturity Date (as supplemented in accordance with this Section 5.01, the "DIP Operating Plan") in form and substance satisfactory to the Administrative Agent and the Syndication Agent; and

       ( ) not later than December 15 of each year, a supplement to the DIP Operating Plan for the next fiscal year of Crown Paper and its Consolidated Subsidiaries, which shall be satisfactory in form and substance to the Administrative Agent and the Syndication Agent.

       Section .. Maintenance of Property Each Crown Company will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted.

       Section ..  Insurance

       ( ) The Borrower will maintain, and will cause its Subsidiaries to maintain, insurance with financially sound and responsible companies in such amounts (and with such risk retention) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate. The Borrower will deliver to the Lenders ( ) upon request of any Lender through the Administrative Agent from time to time full information as to the insurance carried and ( ) within five days of receipt of notice from any insurer a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement. Not later than March 24, 2000, the Collateral Agent shall be named as additional insured on all liability policies and loss payee (mortgagee) on all property and casualty insurance policies with respect to the Collateral and (ii) copies of all such policies shall be delivered to the Collateral Agent.

       ( ) If any Crown Company fails to maintain any insurance policy required to be maintained under this Section 5.03, the Collateral Agent shall have the right to maintain such policy or obtain a comparable policy, and in either case pay the premiums therefor. If the Collateral Agent maintains or obtains any such policy and pays the premiums therefor, the Borrower will reimburse the Collateral Agent upon demand for its expenses in connection therewith, including interest thereon for each day at a rate per annual equal to the Default Rate.

       Section .. Compliance with Law Each Crown Company will comply in all material respects with all Applicable Laws (including Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate measures or proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP and notice of each such contest (other than contests in the ordinary course of business set forth in the form of footnotes to cost reports) shall be given to the Administrative Agent, or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

       Section .. Maintenance of Existence, Rights, Etc Each Crown Company will preserve, renew and keep in full force and effect its existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business.

       Section .. Use of Proceeds and Letters of Credit The proceeds of the Loans and the benefits of the Letters of Credit shall be applied to fund working capital requirements and general corporate purposes relating to Borrower's post Petition Date operations, all in accordance with those items set forth in the Cash Plan and the DIP Operating Plan; provided that no portion of the Loans or the benefits of the Letters of Credit shall be used, directly or indirectly, to
(i) finance or make or support any Restricted Payment except as permitted under
Section 7.15; (ii) make or support any payment or prepayment that is prohibited under this Agreement, including any payment or prepayment in respect of Pre-Petition Indebtedness to the extent prohibited hereunder; (iii) make or support any payment in settlement of any pre-Petition Date claim, action or proceeding, before any court, arbitrator or other governmental body other than as permitted by a First Day Order or the Required Lenders; or (iv) make or support the obtaining of credit by or the making of loans to Subsidiaries.

       Section ..  Assets to Be Added to Collateral

       ( ) Concurrently with any Person becoming a Subsidiary after the date hereof, the Borrower shall cause all Equity Interests in such Person owned by the Crown Companies to be pledged under the Security Agreement.

       ( ) No later than 10 days after entry of the Borrowing Order, the Borrower shall deliver to the Collateral Agent title insurance policies for all real properties securing the Obligations in scope, form and substance reasonably satisfactory to the Collateral Agent. Upon the reasonable request of the Collateral Agent delivered from time to time after the Closing Date, the Borrower shall as soon as reasonably practicable thereafter deliver to the Collateral Agent a Mortgage or Leasehold Mortgage with respect to any real property interest (whether owned or leased) of Crown Paper and its Subsidiaries that the Collateral Agent shall so request that was not made subject to a Mortgage on the Closing Date in accordance with Section 3.01, and the appropriate UCC form for the related fixture filing, all in form and substance reasonably satisfactory to the Collateral Agent, together with title insurance for all such owned real property in scope, form and substance reasonably satisfactory to Collateral Agent.

       ( ) Concurrently with any Person becoming a Subsidiary, the Borrower will (i) cause such Subsidiary to sign and deliver a Guaranty Agreement and Security Agreement Supplement granting a Lien or Liens on substantially all the personal property included in its assets (with such exceptions as the Collateral Agent shall have approved in writing) to the Collateral Agent to secure its Secured Obligations and (ii) cause such Subsidiary to comply with the provisions thereof and of the Security Agreement and Guaranty Agreement. In the event that after the Closing Date the Borrower shall cause any of the Guarantors to be liquidated, dissolved or joined as debtors in the Chapter 11 Cases, the Guarantors and the Borrower shall take all actions and execute all documents necessary or reasonably requested by the Collateral Agent (i) to preserve and protect the Collateral Agent's Lien (and the perfection and priority thereof) in the Collateral, and no such liquidation or dissolution shall adversely affect the Collateral Agent's Lien or the value thereof and (ii) to cause any such Guarantor joining the Chapter 11 Cases to become bound as the Borrower hereunder.

       ( ) Without expense or cost to any Agent or Lenders, the Borrower shall from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may from time to time reasonably request and that do not involve a material expansion of the Borrower's obligations or liabilities hereunder in order to carry out more effectively the purposes of this Agreement, the other Financing Documents, the Interim Borrowing Order or the Borrowing Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Collateral Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that the Borrower may be or may hereafter become bound to convey or to assign to the Collateral Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Financing Documents, the Interim Borrowing Order or the Borrowing Order, registering or recording this Agreement or any other Financing Document. Without limiting the generality of the foregoing, the Borrower shall deliver to the Collateral Agent, promptly upon receipt thereof, all instruments received by the Borrower after the Closing Date and take all actions and execute all documents necessary or reasonably requested by the Collateral Agent to perfect the Collateral Agent's Liens in any such instrument or any other Investment acquired by the Borrower.

       ( ) The Borrower hereby agrees to pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgment of any Mortgage or other Financing Document, including any instrument of further assurance described in Section 5.07(d), and shall pay all title insurance premiums, fees and expenses, mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Financing Document, including any instrument of further assurance described in Section 5.07(d), or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Financing Document, including any instrument of further assurance described in Section 5.07(d), (excluding income, franchise and doing business

Taxes), and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Financing Document; provided, however, that the Borrower may contest in good faith and through appropriate proceedings, any such taxes, duties, imposts, assessments and charges; provided further, however, that the Borrower shall pay all such Taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If the Borrower fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from the Collateral Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Collateral Agent) accompanied by documentation verifying the nature and amount of such payments, the Collateral Agent may (but shall not be obligated to) pay the amount due and the Borrower shall reimburse all amounts in accordance with the terms hereof.

       ( ) The Collateral Agent may, upon at least five days' prior notice to the Borrower, (i) appear in and defend any action or proceeding, in the name and on behalf of the Agents, Lenders or the Borrower, in which any Agent or any Lender is named or which the Collateral Agent in its sole discretion determines is reasonably likely to materially adversely affect any Collateral, any Collateral Document, the Lien thereof or any other Financing Document and (ii) institute any action or proceeding which the Collateral Agent reasonably determines should be instituted to protect the interest or rights of the Agents and Lenders in any Collateral or under this Agreement or any other Financing Document. The Borrower agrees that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by any Agent shall be paid pursuant to Section 11.03 hereof.

       ( ) The Borrower agrees that upon the occurrence and during the continuance of any Event of Default and, in any event, as set forth in Section 2.06(b), on or prior to the Commitment Termination Date, it shall pay to the Collateral Agent an amount in immediately available funds (which funds shall be held as collateral and applied pursuant to the Security Agreement) to 105% of the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit to be held for the benefit of the Lenders and the LC Issuing Banks in accordance with the Collateral Documents to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit.

       (  ) Whenever any asset is added to the Collateral pursuant to this
Section 5.07, the Borrower shall deliver to the Administrative Agent and Collateral Agent such legal opinions and other documents as the Administrative Agent or Collateral Agent may reasonably request relating to the existence of the relevant Lien Grantor, the corporate or other authority for and validity of the Collateral Documents applicable thereto, the creation and perfection (or due recordation) of the Lien purportedly created thereby and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent and Collateral Agent.

       Section ..  Casualty Events

       ( ) All Casualty Proceeds received by the Collateral Agent or the Cash Concentration Bank or any Crown Company shall be deposited in the appropriate Casualty Proceeds Account (as defined in the Security Agreement) and applied as follows:

         ( ) such Casualty Proceeds will be released by the Cash Concentration Bank from time to time, to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received, upon delivery to Cash Concentration Bank of a certificate signed by the Financial Officer of the Borrower that such Casualty Proceeds will be utilized for such purpose; and

         ( ) if within 90 days after such Casualty Proceeds are received, the relevant Crown Company shall not have expended or committed to expend the full amount of such Casualty Proceeds to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received (the excess of the amount of such Casualty Proceeds over the amount of such expenditures and commitments, being "Excess Casualty Proceeds"), then such Excess Casualty Proceeds shall be applied to prepay Loans pursuant to Section 2.09(e) within two Domestic Business Days after the end of such 90-day period.

       ( ) If any Condemnation Event occurs with respect to property owned or leased by any Crown Company, or if any negotiation or proceeding is commenced which might result in such a Condemnation Event, or if any such Condemnation Event is proposed or threatened, such Crown Company (i) will, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by it to preserve its interest in such property and promptly make claim for awards payable with respect thereto and diligently pursue to conclusion such claim and any suit, action or other proceeding necessary or appropriate to obtain payment thereof and (ii) will not settle any such claim, negotiation or proceeding without the consent of the Collateral Agent if an Enforcement Notice is in effect.

       Section .. Cash Management System; Cash Concentration Account( ) Subject to Section 5.09(b), the Borrower shall maintain the cash management system described in the First Day Orders, except as may be expressly permitted pursuant to consent of the Administrative Agent and the Syndication Agent and, if required, approval of the Court.

       ( ) The Borrower and the Guarantors shall, within 30 days after the Closing Date, and at all times thereafter, maintain with Chase an account or accounts (the "Concentration Account") (a) to be used by the Borrower and the Guarantors that are Chapter 11 Parties as their principal concentration accounts and (b) into which shall be swept or deposited, at the end of each Domestic Business Day, all cash of the Borrower and such Guarantors and their full available balances in excess of an aggregate of $100,000 in all of the operating and other bank accounts of the Borrower and such Guarantors maintained at any institution other than Chase. The Borrower and such Guarantors hereby agree to repay all Debts to Chase in respect of Permitted Overdrafts, including, without limitation, any overdraft in respect of the Concentration Account, and all such Debts shall be deemed due and owing to Chase hereunder.

       Section .. Post-Closing Deliveries The Borrower shall deliver to the Administrative Agent as soon as possible after receipt by the Borrower and in any event within 30 days after the Closing Date, personal property Lien and tax and judgement Lien searches with respect to all personal, mixed and real properties of the Borrower and the Guarantors in the jurisdictions specified by the Administrative Agent to the Borrower on or prior to the Closing Date, the results of which shall be reasonably satisfactory to the Administrative Agent.

       Section ..  Inspection of Property, Books and Records; Lender
Meetings( ) Each Crown Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and each Crown Company shall permit upon reasonable prior request therefor, a reasonable number of representatives of the Lenders (designated by the Administrative Agent or the Required Lenders) at the expense of the Borrower, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired.

       ( ) Unless the Administrative Agent shall notify the Borrower that no meeting is required, the Borrower will conduct a monthly meeting of the Lenders (in person or, in the sole discretion of the Administrative Agent, by conference call) to discuss operating results, the financial condition of the Borrower and the status of the Chapter 11 Cases at which shall be present the chief executive officer and the chief financial officer of the Borrower and such other officers of the Borrower as Borrower's chief executive officer shall designate. Such meetings shall be held at a time and place convenient to the Lenders and to the Borrower.

       Section .. Evaluations and Appraisals At any time upon the request of the Administrative Agent or the Required Lenders through the Administrative Agent, the Credit Parties shall permit the Administrative Agent and/or the Syndication Agent, or their representatives or professionals (including consultants, accountants and appraisers) retained or employed by the Administrative Agent or the Syndication Agent to conduct evaluations and appraisals of ( ) the Borrower's practices in the computation or the Borrowing Base and ( ) the assets included in the Borrowing Base (including, without limitation, the Credit Parties' operating facilities) and pay the reasonable fees and expenses in connection therewith (including, without limitation, the fees and expenses associated with services performed by the Administrative Agent or the Syndication Agent for purposes of monitoring the Collateral and the Borrowing Base.)

       Section .. Obligations and Taxes The Borrower and each Guarantor will pay all its material obligations arising after the Petition Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Petition Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Petition Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and the Guarantors shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

                                    Article

                              Financial Covenants

       The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fee accrued hereunder remains unpaid:

       Section .. Consolidated EBITDA (a) Consolidated EBITDA, calculated on a cumulative basis for the period commencing on the first day of the Fiscal Year 2000 and ending on the last day of each fiscal month set forth below, shall not be less than the amount set forth below opposite such month:

                    -------------------------------------------
                           Month                       Amount
                    -------------------------------------------
                    March 2000                      $ 3,000,000
                    -------------------------------------------
                    April 2000                      $ 5,000,000
                    -------------------------------------------
                    May 2000                        $ 2,000,000
                    -------------------------------------------
                    June 2000                       $ 5,000,000
                    -------------------------------------------
                    July 2000                       $ 8,000,000
                    -------------------------------------------
                    August 2000                     $11,000,000
                    -------------------------------------------
                    September 2000                  $15,000,000
                    -------------------------------------------
                    October 2000                    $19,000,000
                    -------------------------------------------
                    November 2000                   $22,000,000
                    -------------------------------------------
                    December 2000                   $27,000,000
                    -------------------------------------------

     (b) Consolidated EBITDA, calculated on a cumulative basis for the twelve-month period ending on the last day of each fiscal month set forth below, shall not be less than the amount set forth below opposite such month:

                    -------------------------------------------
                          Month                       Amount
                    -------------------------------------------
                    January 2001                    $32,000,000
                    -------------------------------------------
                    February 2001                   $35,000,000
                    -------------------------------------------
                    March 2001                      $38,000,000
                    -------------------------------------------
                    April 2001                      $40,000,000
                    -------------------------------------------
                    May 2001                        $43,000,000
                    -------------------------------------------
                    June 2001                       $45,000,000
                    -------------------------------------------
                    July 2001                       $47,050,000
                    -------------------------------------------
                    August 2001                     $47,450,000
                    -------------------------------------------
                    September 2001                  $47,760,000
                    -------------------------------------------

       Section .. Capital Expenditures( ) During the period ending December 31, 2000, Consolidated Capital Expenditures calculated on a cumulative basis since the Petition Date (excluding capital expenditures from Casualty Proceeds expended in accordance with Section 5.08) will not exceed at the end of any month specified below the amount set forth opposite such month:

                    -----------------------------------------------------
                             Month                Maximum Cumulative
                                                      Consolidated
                                                  Capital Expenditures
                                                          Amount
                    -----------------------------------------------------
                    March 2000                    $ 5,700,000
                    -----------------------------------------------------
                    April 2000                    $ 7,550,000
                    -----------------------------------------------------
                    May 2000                      $10,600,000
                    -----------------------------------------------------
                    June 2000                     $12,400,000
                    -----------------------------------------------------
                    July 2000                     $15,200,000
                    -----------------------------------------------------
                    August 2000                   $17,800,000
                    -----------------------------------------------------
                    September 2000                $20,500,000
                    -----------------------------------------------------
                    October 2000                  $23,400,000
                    -----------------------------------------------------
                    November 2000                 $25,900,000
                    -----------------------------------------------------
                    December 2000                 $29,000,000
                    -----------------------------------------------------

       ( ) During the period from January 1, 2001 through the Stated Maturity Date, Consolidated Capital Expenditures calculated on a cumulative basis from the beginning of such period (excluding capital expenditures from Casualty Proceeds expended in accordance with Section 5.08) will not exceed at the end of any month specified below the amount set forth opposite such month:

                    -----------------------------------------------------
                             Month                Maximum Cumulative
                                                      Consolidated
                                                  Capital Expenditures
                                                          Amount
                    -----------------------------------------------------
                    January 2001                  $ 6,100,000
                    -----------------------------------------------------
                    February 2001                 $ 7,900,000
                    -----------------------------------------------------
                    March 2001                    $ 9,700,000
                    -----------------------------------------------------
                    April 2001                    $11,300,000
                    -----------------------------------------------------
                    May 2001                      $14,400,000
                    -----------------------------------------------------
                    June 2001                     $16,100,000
                    -----------------------------------------------------
                    July 2001                     $18,800,000
                    -----------------------------------------------------
                    August 2001                   $21,300,000
                    -----------------------------------------------------
                    September 2001                $24,000,000
                    -----------------------------------------------------

                                    Article

                              Negative Covenants

       The Borrower agrees that, so long as any Lender has any Credit Exposure hereunder or any Obligation remains unpaid the Borrower and each of the other Crown Companies will comply with the following:

       Section .. Limitation on Debt No Crown Company will incur or be liable with respect to any Debt or any Guarantee of any such Debt, except:

       (  ) Debt outstanding under the Financing Documents;

       (  ) Permitted Intercompany Debt;

       ( ) Pre-Petition Indebtedness without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof;

       ( ) Debt, if any, consisting of trade obligations arising in the ordinary course of business after the Petition Date;

       (  ) Designated Debt, if any, specified on Exhibit L hereto;

       ( ) Debt incurred in connection with the rejection of unexpired leases and executory contracts in the Chapter 11 Cases; provided, that the obligation of the Borrower in respect of such Debt shall qualify as a general, unsecured, pre-petition, non-priority claim pursuant to appropriate order of the Court or are secured solely by Liens existing in the Petition Date permitted under
Section 7.02; and

       ( ) Debt owed to Chase or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers or funds ("Permitted Overdrafts").

       Section .. Negative Pledge No Crown Company will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (or any income therefrom or any right to receive income therefrom), or apply to the Court for authority to do any of the foregoing, except:

       ( ) Liens existing as of the Petition Date which (i) were created in favor of Morgan as collateral agent for the benefit of the Existing Lenders under the Existing Credit Facilities, or (ii) are set forth on Schedule 7 hereto, or (iii) are not described in clause (i) or (ii) and secure obligations and liabilities in an aggregate amount outstanding at any time not in excess of $ 1,000,000;

       (  ) Permitted Encumbrances;

       ( ) Liens (i) created in favor of the Collateral Agent (for the benefit of Lenders) pursuant to the Collateral Documents or (ii) authorized by the Interim Borrowing Order or the Borrowing Order; and

       (  ) the Existing Lender Lien.

       Section ..  Consolidations, Mergers and Asset Sales

       ( ) No Crown Company will consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to any other Person without (i) prior written approval of Required Lenders and (ii) an appropriate approval of the Court, to the extent such Court approval is required pursuant to the Bankruptcy Code or any order of the Court; provided that any Guarantor may merge or consolidate with and into any other Guarantor, or be liquidated, wound up or dissolved, so long as such Guarantor shall have taken all actions and executed all documents necessary or reasonably requested by the Collateral Agent to preserve and protect the Collateral Agent's Lien (and the perfection and priority thereof) in the assets of such Guarantor after giving effect to such transaction, and such transaction shall not adversely affect the Collateral Agent's Lien in the assets of the Crown Companies involved in such transaction or the value thereof.

       ( ) With respect to Asset Sales permitted under Section 7.03(a), no Crown Company will make any such Asset Sale unless ( ) the cash proceeds of such Asset Sale are not less than the fair market value of the property subject to such Asset Sale, ( ) an appropriate approval of the Court, to the extent such Court approval is required pursuant to the Bankruptcy Code or any order of the Court, has been obtained, ( ) the Net Cash Proceeds of such Asset Sale shall be applied as provided in Section 2.09(a) hereof and ( ) the Net Cash Proceeds of such Asset Sale, together with those of all previous Asset Sales consummated since the Petition Date do not exceed $50 million.

       Section .. Limitations on Investments After the Closing, neither the Borrower nor any of its Subsidiaries will make, acquire or hold any Investment, except:

       ( ) Investments existing on the Closing Date and set forth in Schedule 8 hereto; and

       (  ) Temporary Cash Investments.

       Section .. Limitations on Transactions with Affiliates No Crown Company will, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing shall not prohibit any Crown Company from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are (i) rendered in the ordinary course of business and on terms and conditions at least as favorable to such Crown Company as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate or approved in writing by Required Lenders; and (ii) are approved by the Court to the extent such approval is required pursuant to the Bankruptcy Code or an order of the Court.

       Section .. Limitation on Restrictions Affecting Subsidiaries No Crown Company will enter into, or suffer to exist, any agreement (other than the Financing Documents) which is binding or enforceable after the Petition Date, which prohibits or limits the ability of any Subsidiary of the Borrower to (i) pay dividends or make other distributions or pay any Debt owed to the Borrower,
(ii) make loans or advances to any Crown Company or (iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of any Crown Company under any Financing Document.

       Section .. Restricted Payments The Borrower will not declare or make any Restricted Payment other than as permitted by Section 7.15.

       Section .. No Modification of Certain Documents Without Consent Without the prior written consent of the Required Lenders, the Borrower will not modify or amend, or waive or solicit/or supplement any waiver of, any provision of the Existing Note Indentures or the Existing Credit Facilities in any manner that could reasonably be expected to be adverse in any material respect to the interests of the Lenders under the Financing Documents.

       Section .. No Change of Fiscal Periods Crown Paper will not change the date on which any of its Fiscal Years or Fiscal Quarters ends, unless the Required Lenders shall have consented in writing to such change (which consent may be conditioned on the amendment of any covenant herein that would be affected by such change to eliminate the effect thereof).

       Section .. Margin Stock None of the proceeds of the Loans or the Letters of Credit will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of any such proceeds or Letters of Credit will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

       Section ..  Limitation on Business

       ( ) Crown Vantage will at all times own, directly or indirectly, 100% of the outstanding Equity Interests of Crown Paper and will not engage in any activities other than owning such Equity Interests and financing activities and other activities reasonably related to such ownership.

       ( ) No Crown Company shall enter into any business or businesses other than the business or businesses in which such Crown Company is currently engaged.

       Section .. Leases No Crown Company shall lease or sublease any facility to or from any third party pursuant to any lease agreement entered into after the Closing Date except on arm's length terms.

       Section .. Limitation on Cash Not Held in Collateral Accounts or Concentration Accounts The Borrower will not permit the aggregate amount of all collected funds and Temporary Cash Investments held by the Crown Companies in accounts, other than the Collateral Accounts (as defined in the Security Agreement) and the Concentration Accounts, to exceed $500,000 at the close of business for any two consecutive Domestic Business Days.

       Section ..  Chapter 11 Claims Without limiting the provisions of Section
7.02 hereof, the Borrower shall not incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than the claims specifically referred to in Section 2.16, the Interim Borrowing Order and the Borrowing Order but only to the extent therein described) to be pari passu with or senior to the claims of the Agents and Lenders against the Borrower in respect of the Obligations hereunder, or apply to the Courts for authority to do so, except to the extent permitted herein.

       Section .. Limitation on Repayments; Pre-Petition Obligations The Borrower and the Guarantors shall not, except as otherwise allowed pursuant to the Interim Borrowing Order or the Borrowing Order, (i) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Pre-Petition Indebtedness or other pre-Petition Date obligations of any Chapter 11 Party,
(ii) pay any interest on any Pre-Petition Indebtedness of any Chapter 11 Party (whether in cash, in kind securities or otherwise), or (iii) except as provided in the Interim Borrowing Order or the Borrowing Order, make any payment or create or permit any Lien pursuant to Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection), or apply to the Court for the authority to do any of the foregoing; provided that (a) the Borrower may make payments permitted under Section 2.14,
(b) the Borrower may make payments for administrative expenses that are allowed and payable under Sections 330 and 331 of the Bankruptcy Code, (c) the Borrower may make payments permitted by the First Day Orders, (d) the Borrower may make rental payments with respect to leased properties to the extent permitted under
Section 7.12, and (e) the Borrower may make payments to such other claimants and in such amounts as may be consented to by the Administrative Agent, the Syndication Agent and Required Lenders and approved by the Court.


                                    Article

                                   Defaults

       Section .. Events of Default If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

       ( ) any principal of any Loan or LC Reimbursement Obligation shall not be paid when due, or any interest thereon or any fee or other amount payable hereunder to or for the account of any Agent or any Lenders shall not be paid within two Domestic Business Days after the due date thereof; or

       ( ) the Borrower shall fail to observe or perform any covenant contained in Article 5, Article 6 or Article 7; or

       ( ) any Crown Company shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the written request of any Lender; or

       ( ) any representation, warranty, certification or statement made by the Borrower or any Guarantor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

       ( ) any event or condition shall occur that (i) results in the acceleration of the maturity of any Financial Accommodation which is binding or enforceable on a post- Petition Date basis or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Financial Accommodation or any Person acting on behalf of such holder or holders to so accelerate the maturity thereof (where such acceleration would be binding or enforceable on a post-Petition Date basis), and the aggregate amount that would be payable by the Crown Companies upon the acceleration of all Financial Accommodations referred to in clauses (i) and (ii) above equals or exceeds $1,000,000; or

       ( ) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $ 1,000,000; or

       ( ) one or more Enforceable Judgments for the payment of money aggregating in excess of $1,000,000 shall be rendered against one or more of the Crown Companies and shall not have been satisfied; or

       ( ) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien (except as set forth in the Interim Borrowing Order and the Borrowing Order and other than, in the case of the Guarantors, Liens permitted hereunder and in existence on the Closing Date), or any Crown Company shall so assert in writing; or

       ( ) any provision of any Financing Document shall cease to be in full force and effect or the Borrower or any Guarantor, or any Person acting on behalf of the Borrower or Subsidiary shall so assert in writing; or

       ( ) the Existing Notes shall, for any reason, not be or cease to be validly subordinated as provided in the Existing Note Indenture to the monetary obligations of Crown Paper under the Existing Credit Facility; or

       ( ) with respect to the Chapter 11 Case, (i) any one or more court orders shall have been signed by a court which have not been withdrawn, dismissed or reversed

            ( ) authorizing the Borrower in the Chapter 11 Case to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portion of the Collateral any costs or expenses of preserving or disposing of such Collateral under
       Section 506(c) of the Bankruptcy Code, or (except as provided in the Interim Borrowing Order or the Borrowing

       Order) authorizing the use of cash collateral without the Required Lenders' prior written consent under Section 363(c) of the Bankruptcy Code;

         ( ) appointing an interim or permanent trustee in any of the Chapter 11 Cases or appointing an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) or a responsible person in any of the Chapter 11 Cases;

         ( ) without the prior written consent of the Required Lenders, dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code;

         ( ) granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of the Borrower the aggregate value of which, together with the value of any other property or assets subject to such executed or enforced Liens, exceeds $1,000,000 or (y) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of the Borrower to, any State or local environmental or regulatory agency or authority, where the aggregate value of such property or assets, together with the value of any other property or assets subject to such a Lien, exceeds $1,000,000;

         ( ) amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Borrowing Order, the Borrowing Order or this Agreement or any other Financing Document or any of the Agents' or Lenders' rights, benefits, privileges or remedies under the Interim Borrowing Order, the Borrowing Order, this Agreement or any other Financing Document;

         (  ) consolidating or combining the Borrower with any other Person;

         ( ) approving, or there shall arise, any other administrative-expense claim (other than those specifically referred to in Section 2.16) having any priority over, or being pari passu with the Obligations; or

(ii) the filing by the Borrower of a motion, application or other petition to effect or consent to any order referred to in the foregoing clause (i) of this subsection (k); or

       ( ) ( ) an involuntary case shall be commenced against any Guarantor that is not a Chapter 11 Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or ( ) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any such Guarantor, or over all or a substantial part of its property, shall have been entered; or ( ) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any such Guarantor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any such Guarantor, and any such event described in this clause (iii) shall continue for 60 days unless dismissed, bonded or discharged; or ( ) any such Guarantor shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of any involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or ( ) any such Guarantor shall make any assignment for the benefit of creditors; or ( ) any such Guarantor shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any such Guarantor (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.01(l);

       (  ) a Change of Control shall occur;

       ( ) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days;

       ( ) any non-monetary judgment or order shall be rendered against the Borrower or any of the Guarantors that does or would reasonably be expected to ( ) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, ( ) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or ( ) have a material adverse effect on the rights and remedies of any Agent or any Lender under any Financing Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

       ( ) except as permitted by the Interim Borrowing Order and the Borrowing Order, either of the Borrower or the Guarantors that are Chapter 11 Parties shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (w) not in excess of $500,000 in respect of certain critical vendors, (x) in respect of accrued payroll and related expenses and employee benefits as of the Petition Date, (y) an amount not in excess of $2,000,000 in respect of valid reclamation claims, unless a greater amount is agreed to in writing by the Required Lenders in their sole discretion and (z) not in excess of $250,000 in respect of valid mechanics liens, provided that permitted Capital Expenditures shall be reduced by the aggregate amount of such payments made to the holders of mechanics liens); or

       ( ) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed;

     then, and in every such event:

         (x) if requested by the Required Lenders, the Administrative Agent shall by notice to the Borrower terminate the Commitments and they shall thereupon terminate;

         (y) if requested by the Required Lenders, the Administrative Agent shall by notice to each LC Issuing Bank instruct such LC Issuing Bank not to extend the expiry date of any outstanding Letter of Credit, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrower; and

         (z) if requested by the Required Lenders, the Administrative Agent shall by notice to the Borrower declare the Loans, all amounts in respect of the Letters of Credit and all other amounts in respect of the Obligations (in each case together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

provided that if any event specified above in Section 8.01(k) occurs, then without notice to the Borrower or any other act by any Agent or any Lender, the Commitments shall thereupon terminate and all Loans and amounts in respect of Letters of Credit and all other amounts in respect of the Obligations (in each case together with accrued interest) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

       Section .. Notice of Default The Administrative Agent shall give notice to the Borrower under Section 8.01 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

       Section .. Enforcement Notice( ) If the Administrative Agent is (i) instructed to do so by the Required Lenders at any time after the Loans become immediately due and payable pursuant to Section 8.01, or (ii) instructed to do so by the Required Lenders at any time after the Loans have been declared due and payable pursuant to Section 8.01, the Administrative Agent shall deliver to the Collateral Agent an Enforcement Notice directing the Collateral Agent to exercise one or more specific remedies under the Collateral Documents, the Interim Borrowing Order, the Borrowing Order, or any other right or remedy available at law or in equity; provided that, any other provision of this Agreement or any other Financing Document to the contrary notwithstanding, with respect to the foregoing, the Collateral Agent shall give the Borrower and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee five Domestic Business Days' prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral (other than the acceleration of the Loans or other Obligations or the exercise of any rights of set-off or counterclaim hereunder or under any other Financing Document) and file a copy of such notice with the Clerk of the Court. Neither the Collateral Agent nor Lenders shall have any obligation of any kind to make a motion or application to the Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Financing Documents. Concurrently with the delivery of any such Enforcement Notice to the Collateral Agent, all outstanding Loans and other amounts in respect of the Obligations not theretofore declared due and payable shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) automatically become immediately due and payable.

       ( ) Other than the notice to the Borrower described in the preceding paragraph, the Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by any of the Agents or the Lenders on which Credit Parties may in any way be liable and hereby ratify and confirm whatever the Agents and the Lenders may lawfully do in this regard,
(ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to any Agent's taking possession or control of, or to any of the Agents or the Lenders reply, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing any of the Agents or the Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Borrower acknowledges it has been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Financing Documents and the transactions evidenced by this Agreement and the other Financing Documents.

                                    Article

                                  The Agents

       Section ..  Appointment and Authorization

       ( ) Each Lender irrevocably appoints the Administrative Agent to act as its agent in connection herewith and authorizes the Administrative Agent to take such action as agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Notwithstanding anything contained herein to the contrary, ( ) the Co-Arrangers shall not have any rights in such capacity hereunder (other than the right to receive and retain the fees described in Section 2.07 payable to them), and ( ) the Co-Arrangers and the Syndication Agent shall have no duties or obligations hereunder or under the other Financing Documents solely in such capacity.

       ( ) Each of the Lenders, the LC Issuing Banks and the Administrative Agent authorizes the Collateral Agent to execute the Collateral Documents and irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

       Section .. Agents and Affiliates Morgan and Chase shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not one of the Agents. Morgan and Chase and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any of the Crown Companies or their Affiliates as if it were not one of the Agents.

       Section .. Action by Agents The obligations of each of the Agents under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided in
Article 8 hereof and in the Collateral Documents.

       Section .. Coordination Among Agents Under the Security Agreement, Morgan acts as Collateral Agent and Chase, as Cash-Concentration Bank (defined as the "Security Agreement Agents"). Various provisions of the Security Agreement confer authority and discretion on the Collateral Agent and the Cash Concentration Bank in such capacities without further elucidation of coordination of their relative roles. It is the intent of the parties to this Agreement that, subject at all times to the authority of the Required Banks under this Agreement, the Collateral Agent, in such capacity, shall be in charge of and act as the Lenders' agent in respect of all the Collateral except the Concentration Account and the Liquid Investments, and Chase, in such capacity, shall be in charge of and act as the Lenders' agent in respect of the Concentration Account and the Liquid Investments. In the event that for any reason it is deemed advantageous for the Collateral Agent and the Cash Concentration Bank to act together in respect of any one or more matters wherein one is so in charge and the other, not, it is intended to be the responsibility and duty of the other to cooperate to the maximum reasonable extent, subject to the understanding that no one of them shall be under any duty which would violate any law or expose it to any liability against which it is not adequately protected hereunder, under the Security Agreement or under the other Financing Documents.

       Section .. Consultation with Experts Each of the Agents may consult with legal counsel (who may be counsel for any Crown Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

       Section .. Liability of Agents None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (A) with the consent or at the request of the Required Lenders or (B) in the absence of its own gross negligence or willful misconduct. None of the Agents or their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Crown Company under any Financing Document; (iii) the satisfaction of any condition specified in
Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith; or (v) the existence, genuineness or value of any of the Collateral or the validity, perfection, recordation, priority or enforceability of any Lien on any of the Collateral. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

       Section .. Indemnification The Lenders shall, ratably in accordance with their respective Credit Exposures, indemnify each Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Crown Companies) against any cost, expense (including reasonable fees and disbursements of counsel and other professionals and advisors), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

       Section .. Credit Decision Each Lender acknowledges that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

       Section .. Successor Agents Any Agent may resign at any time (a "Retiring Agent") by giving notice thereof to the Lenders, the other Agents and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor for the Retiring Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Retiring Agent gives notice of resignation, then the Retiring Agent may, on behalf of the Lenders, appoint a Successor Agent, which shall be a Lender or any other commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as a Successor Agent, such Successor Agent shall thereupon, without order of the Court, succeed to and become vested with all the rights and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After any Retiring Agent resigns as an Agent hereunder, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

       Section .. Collateral Agent

       (  )    As to any matters not expressly provided for in the Collateral
  Documents (including the timing and methods of realization upon the Collateral), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion; provided that the Collateral Agent shall not be obligated to take any action if the Collateral Agent believes that such action is or may be contrary to any applicable law or might cause the Collateral Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

       (  )    The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by the Crown Companies.




                                    Article


                            Change in Circumstances

       Section .. Basis for Determining Interest Rate Inadequate or Unfair If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:


         ( ) the Administrative Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

         ( ) Lenders having 50% or more of the aggregate principal amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

       Section .. Illegality If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency (including without limitation the National Association of Insurance Commissioners (the "NAIC")) charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans or to convert outstanding Base Rate Loans into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.


       Section .. Increased Cost and Reduced Return ( ) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency (including without limitation the NAIC) charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

       (  )    If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency (including without limitation the NAIC) charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its

  Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

       (  )    Each Lender will promptly notify the Borrower and the
  Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

       Section .. Taxes ( ) For the purposes of this Section 10.04, the following terms have the following meanings:

       "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

       "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, any Loan Document.

       (  )    Any and all payments by the Borrower to or for the account of any
  Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

       (  )    The Borrower agrees to indemnify each Lender and the
  Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor. If a Lender or the Administrative Agent (as the case may be) shall become aware that it is entitled to claim a refund (or refund in the form of a credit) (each a "Refund") from a taxing authority (as a result of any error in the amount of Taxes or Other Taxes paid to such taxing authority) of such Taxes or Other Taxes for which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 10.04, it shall promptly notify the Borrower of the availability of such Refund and shall, within 30 days after receipt of a written request by the Borrower, make a claim to such taxing authority for such Refund at the Borrower's expense if, in the judgment of such Lender or the Administrative Agent (as the case may be), the making of such claim will not be otherwise disadvantageous to it; provided that nothing in this subsection (c) shall be construed to require any Lender or the Administrative Agent to institute any administrative proceeding (other than the filing of a claim for any such Refund) or judicial proceeding to obtain any such Refund. If a Lender or the Administrative Agent (as the case may be) receives a Refund from a taxing authority (as a result of any error in the amount of Taxes or Other Taxes paid to such taxing authority) of any such Taxes or Other Taxes for which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 10.04, it shall promptly pay to the Borrower the amount so received (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
  10.04 with respect to the Taxes or Other Taxes giving rise to such Refund), net of all reasonable out-of-pocket expenses (including the net amount of taxes, if any, imposed on such Lender or the Administrative Agent with respect to such Refund) of such Lender or Administrative Agent, and without interest (other than interest paid by the relevant taxing authority with respect to such Refund); provided, however, that the Borrower upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such Refund to such taxing authority. Nothing contained in this Section 10.04 shall require any Lender or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

       (  )    Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and thereafter on or prior to the date on which it changes the country where its Applicable Lending Office is located and from time to time thereafter if requested in writing by the Borrower (but, in each case, only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) solely if such Bank is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of
  Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue
  Code).

       (  )    For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to Section 10.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 10.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

       (  )    If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or, if it is not possible to eliminate, will reduce to the greatest extent possible any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

       Section .. Base Rate Loans Substituted for Affected Euro-Dollar Loans If
  (i) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 10.02 or (ii) any Lender has demanded compensation under Section 10.03 or 10.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:


         ( ) all Loans which would otherwise be made (or continued as or converted into) by such Lender as Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

         ( ) after each of its Euro-Dollar Loans has been repaid (or converted into a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

       Section .. Substitution of Lender If (i) the obligation of any Lender to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 10.02, (ii) any

  Lender has demanded compensation under Section 10.03 or 10.04, (iii) any Lender shall be a Defaulting Lender or (iv) any Lender shall fail to consent to amendment or waiver which pursuant to the terms of Section 11.05 or any other provision if any Loan Document requires the consent of all Lenders and with respect to which the Required Lenders shall have granted their consent, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee(s), none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") acceptable to the Administrative Agent and the Issuing Lenders, provided that
  (i) at the time of any replacement pursuant to this Section 10.06, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements, substantially in the form of Exhibit H hereto, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans (and if applicable, Letter of Credit Liabilities) of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all accrued, but theretofore unpaid, fees under Section 2.06 owing to the Replaced Lender and (C) an amount equal to the amount which would be payable by the Borrower to the Replaced Lender pursuant to Section 2.13 if the Borrower prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 2.12, 10.03, 10.04 and 11.03) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such Lender while it was a Lender.





                                    Article


                                 Miscellaneous


       Section .. Notices Unless otherwise specified herein, all notices, requests and other communications to any party under any Financing Document shall be in writing (including bank wire, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof (or, in the case of any Lender, in its Administrative Questionnaire) or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agents and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section 11.01 and confirmation of receipt is received, (ii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 11.01, provided that notices and requests to the Administrative Agent under Article 2, 8 or 10 shall not be effective until received.

       NOTICE TO BORROWER UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT SHALL CONSTITUTE NOTICE TO THE BORROWER AND ALL GUARANTORS FOR ALL PURPOSES HEREUNDER AND THEREUNDER, AND NOTICE FROM THE BORROWER UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT PURPORTING TO BE NOTICE FROM THE BORROWER OR ANY GUARANTOR SHALL CONSTITUTE NOTICE FROM THE BORROWER OR SUCH GUARANTOR, AS THE CASE MAY BE, FOR ALL PURPOSES HEREUNDER AND THEREUNDER.

       Each Credit Party hereby irrevocably appoints the Borrower as its agent and attorney-in-fact, with full authority in the place and stead of such Credit Party and in the name of such Credit Party, from time to time in the Borrower's discretion to execute and deliver (and receive, where applicable) Notices of Borrowing, LC Requests, Prepayment Notices and other written notices and communications hereunder on behalf of such Credit Party to the Agents and the Lenders, and to deliver unwritten notices and communications to the foregoing effect, and each Lender Party shall be entitled to rely upon any such Notice of Borrowing, LC Request, Prepayment Notice, notice or communication as a notice, communication or consent, as the case may be, of the Borrower, and shall incur no liability to the Borrower or any Credit Party in acting upon any such notice or communication, that such Lender Party believes in good faith to have been given by a duly authorized officer or other person authorized by the Borrower.

       Section .. No Waiver No failure or delay by the Lender Parties, or any of them, in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

       Section .. Expenses; Indemnification ( ) In addition to any expenses set forth in and required to be paid to any Persons pursuant to the Interim Borrowing Order or the Borrowing Order or any other applicable order of the Court, the Borrower shall pay on demand all the actual and reasonable costs, fees and expenses of (i) preparation of the Financing Documents and any consents, amendments, waivers or other modifications thereto; (ii) furnishing all opinions by counsel for the Borrower and their Subsidiaries (including any opinions reasonably requested by the Administrative Agent or Required

  Lenders as to any legal matters arising hereunder) and of the Borrower's and its Subsidiaries' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Financing Documents, including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) counsel to the Agents (including allocated costs of internal counsel and fees and expenses of special New York and California counsel to the Agents) in connection with the negotiation, preparation, execution and administration of the Financing Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower or its Subsidiaries; (iv) creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to any Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) any advisors, auditors, accountants or appraisers or other consultants or agents employed or retained by any Agent or the Lenders or their counsel including, without limitation, any financial, accounting or valuation advisors; (vi) the Agents in connection with the custody or preservation of any of the Collateral; (vii) the Agents in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Financing Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, and (viii) if any Event of Default occurs, any Lender Party, including actual and reasonable costs, fees and expenses of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency (including pursuant to the Chapter 11 Cases) and other enforcement proceedings resulting therefrom, including the negotiation of any restructuring or "workout" of the Borrower's obligations under the Financing Documents. Without limiting the generality of the foregoing, if, at any time or times, regardless of the existence of an Event of Default, any Agent or any Lender shall incur actual and reasonable fees, costs and expenses itself or employ counsel or other professional advisors, including, but not limited to, environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other actual and reasonable fees, costs and expenses in connection with:

         ( ) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, the Borrower or any other Person) in any way relating to the Collateral, any of the Financing Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against the Borrower or any other Person that may be obligated to any Agent or any Lender by virtue of the Financing Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

         ( ) any attempt to enforce any rights or remedies of any Agent or any Lender against the Borrower, or any other Person that may be obligated to any Agent or any Lender by virtue of being a party to any of the Financing Documents;

         ( ) any attempt (including, without limitation, utilizing employees of any Agent or Lender) to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; or

         ( ) in the case of the Agents and, if any Event of Default occurs, the Lenders, any Chapter 11 Case (including, without limitation, the on-going monitoring by any Agent of any Chapter 11 Case, including attendance by any Agent and its counsel at hearings or other proceedings and the on-going review of documents filed with a Court in respect thereof) and Agents' and Lenders' interests with respect to the Borrower (including, without limitation, the on-going review of the Borrower's business, assets, operations, prospects or financial condition as any Agent shall deem necessary), the Collateral or the Obligations;

  then, and in any such event, the reasonable fees and expenses incurred by any Agent, such Lender and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.03 shall be payable, on demand, by the Borrower to any Agent and such Lender and shall be additional Obligations secured under the Collateral Documents and the other Financing Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and experts' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

    ( ) In addition to the payment of expenses pursuant to Section 11.03(a), whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitee's selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of the Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided, that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

       As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, clean-up, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statues, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of ( ) this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of letters of credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Financing Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty Agreement, or ( ) any environmental claim or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower and their Subsidiaries.

       To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.03(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.03 (as set forth herein and incorporated by reference in the Guaranty Agreement) shall survive the payment in full of the principal of and interest on the Loans and the LC Reimbursement Obligations.

       Section .. Sharing of Set-Offs ( ) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment of a proportion of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations (if any) held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Lenders shall be shared by the Lenders pro rata, subject to Section 2.18.

       (  )    Nothing in this Section 11.04 shall impair the right of any
  Lender, and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant Crown Company other than its indebtedness in respect of the Loans and LC Reimbursement Obligations.

       (  )    The Borrower agrees, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

       Section .. Amendments and Waivers ( ) Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this
  Section 11.05.

       (  )    Except as set forth in subsections (c) through (g) of this
  Section 11.05, the Required Lenders (or the Administrative Agent with their written consent) may from time to time ( ) enter into written amendments, supplements or modifications of any Financing Document (which shall not be effective unless signed by each Crown Company party thereto) for the purpose of adding any provisions to such Financing Document or changing in any manner the rights of the parties hereunder or thereunder or ( ) waive, on such terms and conditions as the Required Lenders (or the Administrative Agent with their written consent) may specify in such instrument, any of the requirements of any Financing Document or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided that

               ( ) without the written consent of the relevant LC Issuing Bank, no Specified Change shall amend, supplement or otherwise modify any Letter of Credit or any provision of this Agreement governing the rights or obligations of such LC Issuing Bank;

               ( ) without the written consent of the then Agents, no Specified Change shall amend, modify or waive any provision of Article 9 or any other provision of this Agreement governing the rights or obligations of the Agents; and

               ( ) without the written consent of all the Lenders, no Specified Change shall reduce the percentage specified in the definition of "Required Lenders."

       (  )   Without the written consent of the Required Lenders, no Specified
  Change shall (  ) waive any of the conditions precedent set forth in Section
  3.01 (except that the making of a Loan by any Lender on the date of initial Borrowing shall be deemed to constitute a waiver of such conditions precedent by such Lender), ( ) waive any Default or Event of Default and its consequences or ( ) amend, supplement or otherwise modify any provision of
  Section 8.01.

       (  )    Without the written consent of the all Lenders, no Specified
  Change shall take any action which has the effect of releasing all or substantially all of the Collateral or releasing all or substantially all of the Guarantors from their obligations under the Guaranty Agreement, except in each case as expressly provided in this Agreement or any Collateral Document.

       (  )    Without the written consent of all the Lenders, no Specified
  Change shall ( ) consent to the assignment, transfer or delegation by the Borrower of any of its rights and obligations under the Financing Documents, ( ) increase the aggregate amount of the Credit Exposure of all Lenders or include, as indebtedness under this Agreement, any indebtedness of the Crown Companies other than the Borrower's indebtedness under the Credit Facilities or ( ) change the priority claim status of the Obligations.

       (  )    Without the written consent of each Lender directly affected thereby, no Specified Change shall reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment (it being understood that no amendment, modification or waiver of any condition precedent, covenant or Default shall constitute an increase in any Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender) or amend, modify or waive any provision of this subsection (f).

       (  )    Without the written consent of the Administrative Agent, the
  Syndication Agent and Supermajority Lenders, no Specified Change shall modify the definitions of "Borrowing Base" or "Supermajority Lenders."

       (  )    Prior to the date on which the Borrowing Order is entered, the
  Administrative Agent and the Syndication Agent, acting jointly, shall be entitled, without the consent of the Borrower, the Guarantor or any other party (but only after consultation with the Borrower and disclosure to the court presiding in the Chapter 11 Cases) to amend this Agreement to change the interest rates, fees and other terms of the credit facility provided hereunder if the syndication of this facility shall not have been completed and the Administrative Agent and the Syndication Agent determine, in their exclusive discretion, that such changes are necessary to ensure syndication of this facility is completed in a manner satisfactory to the Administrative Agent and the Syndication Agent.

       (  )    Any waiver, amendment, supplement or modification permitted under this Section 11.05 shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Agents, all future holders of the Loans, the Borrower and the Guarantors.

       Section .. Successors and Assigns ( ) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders and the LC Issuing Banks. Any attempted assignment or transfer in contravention of the foregoing shall be null and void.

       (  )    Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Loans or its LC Exposure. If any Lender grants a participating interest to a Participant, whether or not upon notice to the Crown Companies and the Agents, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Crown Companies or any other party under the Financing Documents, including the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that ( ) such Lender will not agree to any modification, amendment or waiver of this Agreement described in Section 11.05(f) without the consent of the Participant and ( ) such Lender will agree to vote the Participant's participating interest with respect to any matter requiring a vote of all Lenders under the Security Agreement as the Participant may direct. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.06(k) and Article 10 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 11.06(c) or (d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

       (  )    Any Lender may at any time on or after the Closing Date assign to one or more (x) Eligible Assignees or (y) affiliates or Related Funds of such transferor Lender (each such Eligible Assignee, affiliate or Related Fund being an "Assignee") all, or a ratable portion (i.e., a pro rata assignment (based on the respective principal amounts thereof then outstanding or in effect) of its rights and obligations under the Credit Facilities, and such Assignee shall assume such rights and obligations, with notice to the Borrower and with (and subject to) the consent of the Administrative Agent and each LC Issuing Bank (each such consent to be given or withheld in the sole discretion of the Administrative Agent or such LC Issuing Bank, as the case may be); provided that:

         ( ) any assignment of only a ratable portion of the transferor Lender's rights and obligations shall be equivalent, in the case of each Assignee, to an initial Commitment of not less than $1,000,000 in the aggregate;

         ( ) no such consent shall be required if (x) the Assignee is an affiliate or Related Fund of such transferor Lender, (y) the Assignee is already a Lender immediately prior to such assignment or (z) an Event of Default shall have occurred and be continuing when such assignment is made; provided that in each of the foregoing cases written notice of such assignment shall be given to the Administrative Agent and the Borrower;

         ( ) such assignment may be made to an Assignee that is already a Lender, or made by a Lender to one of its Related Funds, without regard to the foregoing minimum assignment amount;

         ( ) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment Agreement for its acceptance and recording in the Register at least two Domestic Business Days prior to the proposed effective date of such assignment; and

         ( ) the Assignee under each such assignment (unless it is already a Lender) shall deliver to the Administrative Agent a completed Administrative Questionnaire.

       When (A) such an Assignment Agreement (together with an Administrative Questionnaire, if required) has been delivered to the Administrative Agent,
  (B) such assignment has been recorded in the Register, and (C) such Assignee has paid to such transferor Lender an amount equal to the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with outstanding Loans and/or Commitments as set forth in such instrument of assignment, and the transferor

  Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), (x) the Administrative Agent shall notify the Collateral Agent thereof and (y) the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note complying with the provisions of Section 2.03 is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is organized under the laws of a jurisdiction outside the United States, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 10.02. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not be required to accept and record assignments hereunder on more than one day during each week, and each assigning Lender shall coordinate each assignment with the Administrative Agent so that the proposed effective date of such assignment shall be the same date as the effective date of each other assignment during the relevant week by each other assigning Lender.

       (  )    Any Lender may at any time assign all or any portion of its Loans or its Notes as security to a Federal Reserve Bank. No such assignment or pledge shall release the transferor Lender from its obligations hereunder.

       (  )    The Administrative Agent (acting, for this purpose only, as agent for the Borrower) shall maintain at its address at which notices are to be given to it pursuant to Section 11.01 a copy of each instrument of assignment delivered to it pursuant to subsection (c) of this Section 11.06 and a register for the recordation of the names and addresses of the Lenders, their Commitments and the principal amounts of their respective Loans outstanding from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

       (  )    No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.06(k), 10.02, 10.03 or 10.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 10.02, 10.03 or 10.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

       Section .. Margin Stock Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

       Section .. Governing Law; Submission to Jurisdiction THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. SUBJECT TO THE JURISDICTION OF THE COURT, THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF

  NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO ANY OF THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       Section .. Counterparts; Integration This Agreement and any amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement (together with the other Financing Documents) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

       Section .. Waiver of Jury Trial EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

       Section .. Confidentiality Each Lender Party agrees to keep any non-public information delivered or made available by any Crown Company to it confidential and to use such information only for the purpose of evaluating, approving, structuring and administering the Loans and Letters of Credit; provided that nothing herein shall prevent any Lender Party from disclosing such information ( ) to Persons employed or retained by such Lender Party who are engaged or expected to be engaged in evaluating, approving, structuring or administering the Loans and Letters of Credit, ( ) to any other Person if reasonably incidental to the administration of the Loans or Letters of Credit, ( ) to any other Lender Party, ( ) pursuant to any subpoena or express direction of any court or other authorized government agency or as otherwise required by law, ( ) upon the request or demand of any bank regulatory agency, bank examiner or comparable authority, ( ) which has theretofore been publicly disclosed or is otherwise available to such Lender Party on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement any Crown Company, ( ) in connection with any litigation to which any Lender Party or its subsidiaries or Parent may be a party, ( ) to the extent necessary in connection with the exercise of any remedy hereunder, ( ) to such Lender Party's affiliates, legal counsel and independent auditors, ( ) to any actual or proposed Participant or Assignee that has signed a written agreement containing provisions substantially similar to this Section 11.11 or ( ) any other Person approved by the Borrower in writing. Any Lender Party that discloses confidential information to other Persons as contemplated by clause (i), (ii) or (ix) of the foregoing proviso shall inform such other Persons of the confidential nature of such information and shall instruct them to keep such information confidential (except for disclosures permitted by the foregoing proviso). Before any Lender Party discloses confidential information pursuant to clause (iv) or (vii) of the foregoing proviso, such Lender Party shall, to the extent permitted by law, use its best efforts to advise Crown Paper of such proposed disclosure so that Crown Paper may, in its discretion, seek an appropriate protective order. If and to the extent requested to do so by the Borrower, the Administrative Agent may deliver copies of information supplied to it pursuant to Section 5.01 to any Person referred to in clause (x) or (xi) of the foregoing proviso. Anything herein to the contrary notwithstanding, no Lender Party shall have any liability with respect to disclosure of confidential information by electronic transmission, including, without limitation, facsimile, e-mail and internet communication, as long as such Lender Party exercises reasonable care in effecting such transmission.

       Section .. Parties Including Trustees; Court Proceedings This Agreement and the other Financing Documents shall be binding upon, and inure to the benefit of, the successors of each Agent and each Lender, and the assigns, transferees and endorsees of each Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Financing Documents shall be and remain valid and perfected, and the claims of the Agents and the Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of the Borrower pursuant to 11 U.S.C. (S)1141, the conversion of any Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of any Credit Party. The security interests and Liens created in this Agreement, the Collateral Documents and the other Financing Documents shall be and remain valid and perfected without the necessity that any Agent file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of the Agents and the Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Financing Document shall at all times be binding upon Credit Parties, the estates of Credit Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to the Borrower. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


  Borrower:
                         CROWN PAPER CO.


                         By: /s/ R. Neil Stuart
                             ------------------
                            Title: Vice President

                            Notice Address for the Borrower:
                            4445 Lake Forest Drive
                            Suite 700
                            Cincinnati, OH   45242

                            Attention:   R. Neil Stuart
                            Facsimile:   (513) 769-2799

                            with a copy to: Shearman & Sterling
                            Address: 599 Lexington Ave.
                                     New York, NY 10022


                           AGENTS AND LENDERS:
---------------------------------------------

                           MORGAN GUARANTY TRUST COMPANY OF
                           NEW YORK, as Administrative Agent and as a Lender


                           By: /s/ Unn Boucher
                               ---------------
                               Title: Vice President


                           For Wire Transfers:

                                 ABA: 021000238
                                 For credit to Loan Unit 8
                                 Account No.: 99999090
                                 Ref.: Crown Paper Co.



                           Notices Relating to
                           Borrowing, Operations, etc.:

                                      J.P. Morgan Services
                                      500 Stanton Christiana Road
                                      Newark, Delaware 19713
                                      Attention: Crown Paper Operations Officer
                                      Telephone: (302) 634-4264
                                      Facsimile: (302) 634-4300

                           All Other Communications:
                                                                 Morgan Guaranty
     Trust Company of New York
                                      60 Wall Street
                                      New York, New York 10260
                                      Attention: Unn Boucher
                                      Telephone: (212) 648-7047
                                      Facsimile: (212) 648-5005

                                      and
                                      ---

                                      J.P. Morgan Services
                                      500 Stanton Christiana Road
                                      Newark, Delaware 19713
                                      Attention: Renee Richmond
                                      Telephone: (302) 634-3316
                                      Facsimile: (302) 634-4300





                                   THE CHASE MANHATTAN BANK,
                                   as Syndication Agent and a Lender


                                   By: /s/ John P. McDonagh
                                       --------------------

                                       Title: Managing Director


                                   The Chase Manhattan Bank
                                   380 Madison Avenue
                                   9th Floor
                                   New York, NY 10017
                                   Attention: John McDonagh
                                   Telephone: 212-622-3638
                                   Facsimile: 212-622-3783


                                   GOLDMAN SACHS CREDIT PARTNERS L.P.


                                   By: /s/ Bruce Mendelsohn
                                       --------------------
                                       Title: Authorized Signatory


                                   PRESIDENT & FELLOWS OF HARVARD
                                COLLEGE
                                   By: Regiment Capital Management, LLC,
                                       as its Investment Advisor

                                   By: Regiment Capital Advisors, LLC,
                                       its Manager and pursuant to delegated
                                       authority



                                   By: /s/ Timothy S. Peterson
                                       -----------------------
                                       Title: Authorized Signatory








                                   REGIMENT CAPITAL, LTD.
                                   By: Regiment Capital Management, LLC,
                                       as its Investment Advisor

                                   By: Regiment Capital Advisors, LLC,
                                       its Manager and pursuant to delegated
                                       authority



                                   By: /s/ Timothy S. Peterson
                                       -----------------------

                                   Title: Authorized Signatory


                              NATEXIS BANQUE BFCE


                              By: /s/ Frank H. Madden, Jr.
                                  ------------------------
                                  Title: Vice President & Group Manager

                              By: /s/ Jordan Sadler
                                  -----------------
                                  Title: Assistant Vice President


                              VAN KAMPEN       PRIME RATE INCOME
TRUST
                              By: Van Kampen Investment Advisory Corp.


                              By: /s/ Doug Winchell
                                  -----------------
                                  Title: Authorized Signatory



                              PILGRIM PRIME RATE TRUST
                              By: Pilgrim Investment Inc.,
                                  as its Investment Manager



                              By: /s/ Charles E. LeMieux, CFA
                                  ---------------------------
                                  Title: Assistant Vice President



                              BANK OF AMERICA, N.A.


                              By: /s/ Edward Harmon
                                  -----------------
                                  Title: Director


                              BANKERS TRUST COMPANY


                              By: /s/ Anne Marie Reilly-Papazoglou
                                  --------------------------------
                                  Title: Director

                              BEAR STEARNS INVESTMENT PRODUCTS,
                              INC.


                              By: /s/ Greg Hanley
                                  ---------------
                                  Title: Authorized Signatory

                              Commitment Schedule

---------------------------------------------------------------------------------------------------
Lenders                                         Commitment Amount       Commitment
                                                                        Percentage
---------------------------------------------------------------------------------------------------
  Original Lenders
  ----------------

  Morgan Guaranty Trust Company                          $13,750,000               13.75%
    of New York
  60 Wall Street, 19th Floor
  New York, NY 10260
  Attn: Unn Boucher
  Tel: 212-648-7047
  Fax: 212-648-5005
---------------------------------------------------------------------------------------------------
  The Chase Manhattan Bank, N.A.                         $13,750,000               13.75%
  380 Madison Avenue
  New York, NY 10017
  Attn:  John McDonagh
---------------------------------------------------------------------------------------------------
  New Lenders
  -----------

  Bank of America, N.A.                                  $ 4,000,000                   4%
  335 Madison Avenue
  New York, NY 10017
  Attn:  Mr. Fred Zagar
---------------------------------------------------------------------------------------------------
  Bankers Trust Company                                  $ 2,500,000                 2.5%
  Loan Syndications Division
  Bankers Trust Plaza, 14th Floor
  New York, NY 10006
  Attn: Anne Marie Reilly
  Tel: 212-250-8283
  Fax: 212-250-7351
---------------------------------------------------------------------------------------------------
  Bear Stearns Investment Products Inc.                  $ 4,000,000                   4%
  245 Park Avenue
  New York, NY 10167
  Attn: Keith Barnish
  Tel: 212-272-6082
  Fax: 212-272-5446
---------------------------------------------------------------------------------------------------
  Goldman Sachs Credit Partners L.P.                     $27,000,000                  27%
  85 Broad Street, 27th Floor
  New York, NY 10004
  Attn: Kathy King
  Tel.  (212) 902-4425
  Fax. (212) 346-2608
---------------------------------------------------------------------------------------------------
  Natexis Banque BFCE                                    $ 5,000,000                   5%
  645 Fifth Avenue, 20th Floor
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
  New York, NY 10022
  Attn: Jordan Sadler
  Tel: 212-872-5000
  Fax: 212-872-5045
---------------------------------------------------------------------------------------------------
  President & Fellows of Harvard College                 $ 2,000,000                   2%
  c/o Regiment Capital Advisors
  70 Federal Street, 7th Floor
  Boston, MA 02110
  Attn: Timothy Peterson
  Tel: 617-488-1660
  Fax: 617-488-1660

  Regiment Capital, Ltd.                                 $ 8,000,000                   8%
  c/o Regiment Capital Advisors
  70 Federal Street, 7th Floor
  Boston, MA 02110
  Attn: Timothy Peterson
  Tel: 617-488-1600
  Fax: 617-488-1660
---------------------------------------------------------------------------------------------------
  Pilgrim Prime Rate Trust                               $ 5,000,000                   5%
  Two Renaissance Square
  40 North Central Avenue, Suite 1200
  Phoenix, AZ 85004-4424
  Attn: Charles LeMieux
  Tel: 602-417-8214
  Fax: 602-417-8327
---------------------------------------------------------------------------------------------------
  Van Kampen Prime Rate Income Trust                     $15,000,000                  15%
  One Parkview Plaza
  Oakbrook Terrace, IL 60181
  Attn: Howard Tiffin
  Tel: 630-684-6000
  Fax: 630-684-6740
---------------------------------------------------------------------------------------------------